                                                                     Exhibit 2.5

                               MERGER AGREEMENT
                                     AMONG
                         NOAH'S NEW YORK BAGELS, INC.,
                    SHAREHOLDERS AND CERTAIN OPTIONHOLDERS
                       OF NOAH'S NEW YORK BAGELS, INC.,
                          EINSTEIN BROS. BAGELS, INC.
                                      AND
                         NNYB ACQUISITION CORPORATION



                            DATED JANUARY 22, 1996

                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE 1.     THE MERGER; THE STOCK PURCHASE ...............................  1

     1.1       The Merger ...................................................  1
     1.2       Effective Time of the Merger .................................  1
     1.3       Articles of Incorporation of the Company .....................  2
     1.4       Bylaws of the Company ........................................  2
     1.5       Treatment of Shares of the Company ...........................  2
     1.6       Treatment of Optionees .......................................  2
     1.7       Treatment of Shares of Common Stock of Merger Sub ............  2
     1.8       Time and Place of the Closing ................................  2
     1.9       The Merger ...................................................  2
     1.10      The Stock Purchase ...........................................  3

ARTICLE 2.     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS CONCERNING
               THE TRANSACTION ..............................................  3

     2.1       Organization of Certain Shareholders; Due Authorization ......  3
     2.2       Binding Obligation ...........................................  3
     2.3       Ownership of Shares of the Company By the Shareholders .......  4
     2.4       Investment Bankers' and Brokers' Fees ........................  4
     2.5       Acquisition of Purchased Shares ..............................  4
     2.6       Status of Shareholders for Tax Purposes ......................  4

ARTICLE 3.     REPRESENTATIONS AND WARRANTIES OF EINSTEIN BROS. AND MERGER
               SUB ..........................................................  4

     3.1       Organization, Power and Authority of Einstein Bros. and Merger
               Sub ..........................................................  5
     3.2       Binding Obligation; Noncontravention .........................  5
     3.3       Capital Stock of Einstein Bros. ..............................  5
     3.4       Capital Stock of Merger Sub ..................................  5
     3.5       Certificates of Incorporation and Bylaws of Einstein Bros. and
               Merger Sub ...................................................  6
     3.6       Purchased Shares .............................................  6
     3.7       Financial Statements of Einstein Bros. .......................  6
     3.8       Liabilities of Einstein Bros. ................................  6
     3.9       Assets of Einstein Bros. .....................................  6
     3.10      Licenses and Permits of Einstein Bros. .......................  6
     3.11      Proprietary Rights of Einstein Bros. .........................  6
     3.12      Adequacy of Einstein Bros.' Assets ...........................  7
     3.13      Litigation Concerning Einstein Bros. .........................  7
     3.14      No Material Adverse Change ...................................  7

                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
     3.15      Compliance With Laws .........................................  7
     3.16      Investment Bankers' and Brokers' Fees ........................  7
     3.17      Products Liability ...........................................  7
     3.18      Records of Einstein Bros. ....................................  7
     3.19      Material Transactions ........................................  7
     3.20      Accuracy Of Information Furnished By Einstein Bros. ..........  8
     3.21      Hart-Scott-Rodino Act Reporting Matters ......................  8

ARTICLE 4.     REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY ........  8

     4.1       Organization, Power and Authority of the Company; Binding
               Obligation ...................................................  8
     4.2       Capital Stock of the Company .................................  9
     4.3       Subsidiaries of the Company ..................................  9
     4.4       Financial Statements of the Company ..........................  9
     4.5       Liabilities of the Company ................................... 10
     4.6       Tax Matters .................................................. 10
     4.7       Real Estate of the Company ................................... 11
     4.8       Good Title to and Condition of the Company's Assets .......... 12
     4.9       Products Liability ........................................... 12
     4.10      Licenses and Permits of the Company .......................... 12
     4.11      Proprietary Rights of the Company ............................ 12
     4.12      Adequacy of the Company's Assets; the Company's Relationships
               with its Customers and Suppliers ............................. 13
     4.13      Documents of and Information with Respect to the Company ..... 13
     4.14      Insurance Covering the Company and its Assets ................ 14
     4.15      Litigation Involving the Company ............................. 14
     4.16      Records of the Company ....................................... 14
     4.17      No Material Adverse Change ................................... 15
     4.18      Absence of Certain Acts or Events ............................ 15
     4.19      Compliance with Laws by the Company .......................... 15
     4.20      Environmental Matters ........................................ 15
     4.21      Labor Relations of the Company ............................... 17
     4.22      Employee Benefits ............................................ 17
     4.23      Accuracy of Information Furnished by the Company ............. 19
     4.24      HSR Act Reporting Matters .................................... 19

                                      ii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
ARTICLE 5.     ADDITIONAL COVENANTS OF THE SHAREHOLDERS AND THE COMPANY ..... 19

     5.1       Reasonable Best Efforts ...................................... 19
     5.2       Conduct of Business Pending the Closing ...................... 19
     5.3       Access to the Company's Stores, Properties and Records ....... 20
     5.4       Notice of Material Developments .............................. 20
     5.5       No Other Discussions ......................................... 20

ARTICLE 6.     ADDITIONAL COVENANTS OF EINSTEIN BROS. AND MERGER SUB ........ 20

     6.1       Reasonable Best Efforts ...................................... 20
     6.2       Guarantee of Performance by Merger Sub ....................... 21
     6.3       Conduct Of Business Pending The Closing ...................... 21
     6.4       Notice Of Material Developments .............................. 21

ARTICLE 7.     CONDITIONS TO THE OBLIGATION OF EINSTEIN BROS. AND MERGER
               SUB .......................................................... 21

     7.1       Accuracy of Representations and Warranties and Compliance with
               Obligations .................................................. 21
     7.2       Opinion of Counsel ........................................... 21
     7.3       Receipt of Bank Consent ...................................... 22
     7.4       No Adverse Litigation ........................................ 22
     7.5       Resignations ................................................. 22
     7.6       Employment and Consulting Agreements; Options ................ 22
     7.7       Landlord Consents ............................................ 22
     7.8       Qualifications, Legal Investment ............................. 22
     7.9       Termination Of Certain Agreements ............................ 22

ARTICLE 8.     CONDITIONS TO OBLIGATION OF THE SHAREHOLDERS AND THE COMPANY . 23

     8.1       Accuracy of Representations and Warranties and Compliance with
               Obligations .................................................. 23
     8.2       Opinion of Counsel ........................................... 23
     8.3       Einstein Bros. Registration Rights Agreement ................. 23
     8.4       Election of Noah Alper ....................................... 23
     8.5       Agreements with Certain Members of Noah's Management ......... 23
     8.6       Receipt Of Bank Consent ...................................... 23

                                     iii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
     8.7       No Adverse Litigation ........................................ 23
     8.8       Landlord Consents ............................................ 24

ARTICLE 9.     CERTAIN ACTIONS AFTER THE CLOSING ............................ 24

     9.1       Execution of Further Documents ............................... 24
     9.2       Restrictions on Transfer of Purchased Shares ................. 24
     9.3       Certain Post-Closing Cooperation ............................. 25
     9.4       Certain Voting Agreements .................................... 26
     9.5       Confidential Information ..................................... 26
     9.6       Restrictive Covenants ........................................ 27
     9.7       Additional Agreements Of Starbucks, the Company And Einstein
               Bros. ........................................................ 28
     9.8       Additional Agreement Of Noah Alper ........................... 28
     9.9       Remedies; Waiver ............................................. 29
     9.10      Employee Benefit Plans ....................................... 29

ARTICLE 10.    INDEMNIFICATION .............................................. 29

     10.1      Agreement by the Shareholders to Indemnify ................... 29

ARTICLE 11.    MISCELLANEOUS ................................................ 33

     11.1      Amendment and Modification ................................... 33
     11.2      Payment of Expenses .......................................... 33
     11.3      Termination .................................................. 33
     11.4      Binding Effect ............................................... 34
     11.5      Entire Agreement ............................................. 34
     11.6      Headings ..................................................... 34
     11.7      Certain Defined Terms ........................................ 34
     11.8      Execution in Counterpart ..................................... 34
     11.9      Notices ...................................................... 35
     11.10     Governing Law ................................................ 36
     11.11     Amendment and Restatement .................................... 36

                                      iv.

                                   EXHIBITS


               Exhibit A      Form of Agreement of Merger

               Exhibit B      Opinion of Cooley Godward Castro Huddleson & Tatum

               Exhibit C      Opinion of Bell, Boyd & Lloyd

               Exhibit D      Form of Amended and Restated Registration Rights
                              Agreement

               Exhibit E      Form of Noah's Management Agreement


                                   SCHEDULES

               Schedule 1.1   Purchasing Shareholders

               Shareholder Disclosure Schedule

               Schedule 3.3   Capital Stock of Einstein Bros.

               Schedule 3.4   Proprietary Rights

               Schedule 3.7   Financial Statement of Einstein Bros.

               Schedule 3.19  Material Transactions

               Company Disclosure Schedule (including Schedule 4.22 -- Employee Benefit Plans)

               Schedule 11.9  Notice Addresses

                                      v.

                               MERGER AGREEMENT


     THIS MERGER AGREEMENT (the "Agreement") is made and entered into as of the 22nd day of January, 1996 by and among NOAH'S NEW YORK BAGELS, INC., a California corporation (the "Company"), the shareholders of the Company who have executed this Agreement (collectively, the "Shareholders"), the holders of Options (as defined in Section 1.6) who are Purchasers (as defined in Section 1.1), EINSTEIN BROS. BAGELS, INC., a Delaware corporation ("Einstein Bros.") and NNYB ACQUISITION CORPORATION, a Delaware corporation ("Merger Sub").

                                   RECITALS

     The Shareholders own a majority of the issued and outstanding shares of capital stock of the Company. The parties desire that Merger Sub be merged with and into the Company, with the Company being the surviving corporation in the merger and the outstanding shares of capital stock of the Company being converted into cash, on the terms and subject to the conditions set forth herein. The board of directors of each of the Company, Einstein Bros. and Merger Sub has approved and adopted such merger on the terms and subject to the conditions set forth herein. Immediately after such merger, certain of the Shareholders and holders of Options desire to purchase shares of Einstein Bros. Common Stock on the terms and subject to the conditions set forth herein.

                                   COVENANTS

     In considerations of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto agree as follows:

ARTICLE 1.  THE MERGER; THE STOCK PURCHASE

     1.1 THE MERGER. At the Closing (as defined in Section 1.8), on the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Act") and the General Corporation Law of the State of California (the "California Act"), Merger Sub shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Company") and the separate existence of Merger Sub shall cease.

     1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the time (the "Effective Time") the Company and Merger Sub file an agreement of merger in the form attached as Exhibit A hereto (the "Merger Agreement") with the Secretary of State of Delaware and the Secretary of State of California. The Surviving Company may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

                                      1.

     1.3 ARTICLES OF INCORPORATION OF THE COMPANY. The Articles of Incorporation of the Surviving Company shall be the Article of Incorporation of the Company as they exist immediately prior to the Effective Time.

     1.4 BYLAWS OF THE COMPANY. The bylaws of the Surviving Company shall be the bylaws of the Company as they exist immediately prior to the Effective Time.

     1.5 TREATMENT OF SHARES OF THE COMPANY. At and as of the Effective Time, each outstanding share of capital stock of the Company shall be converted into the right to receive an amount in cash (the "Per Share Merger Consideration") equal to (a) $100,900,000, less the amounts paid to persons identified in the first sentence of Section 11.2, plus the aggregate exercise price of all Options (as defined in Section 1.6), divided by (b) the total number of shares of capital stock of the Company outstanding immediately prior to the Effective Time, plus the total number of shares of capital stock subject to the Options.

     1.6 TREATMENT OF OPTIONEES. Subject to obtaining the consent of the shareholders of the Company required under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), immediately prior to the Effective Time, the Company shall accelerate the vesting of the options held by the optionees identified in the Disclosure Schedule (other than options to purchase 240,000 shares of Common Stock held by Glenn Bacheller) that have not been exercised (the "Options"). At the Effective Time, Einstein Bros. shall pay to each of such optionees in cancellation and satisfaction of his or her Options an amount equal to (a) the total number of shares subject to such optionee's Options, multiplied by the Per Share Merger Consideration, less (b) the aggregate exercise price of such optionee's Options.

     1.7 TREATMENT OF SHARES OF COMMON STOCK OF MERGER SUB. At and as of the Effective Time, each share of Common Stock of Merger Sub shall be converted into the right to receive one share of Common Stock of the Company.

     1.8 TIME AND PLACE OF THE CLOSING. The Merger shall take place at the offices of Cooley Godward Castro Huddleson & Tatum, One Maritime Plaza, 20th Floor, San Francisco, California at 10:00 a.m., local time, on January 31, 1996; provided, however, that if any of the conditions which are set forth in Articles 7 and 8 have not been satisfied or waived by said date, then, subject to the provisions of Section 11.3 hereof, such transactions shall take place on a subsequent date, which shall be determined by the mutual agreement of Einstein Bros. and the Company. Throughout this Agreement, the consummation of the Merger is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

     1.9    THE MERGER. At the Closing:

            1.9.1 Merger Sub and the Company shall file the Merger Agreement with the Secretary of State of California and the Secretary of State of Delaware.

            1.9.2 Einstein Bros. (a) shall cause the consideration to be paid to the shareholders and optionholders of the Company in the manner provided in

                                      2.

     Section 1.5 and Section 1.6, respectively and (b) shall pay to Alex. Brown & Sons Incorporated and the other persons identified in the first sentence of Section 11.2 hereof of the amounts it is instructed in writing by the Company to pay. The parties may cause such payments to be made by a paying agent of the Company, if Einstein Bros. so elects, with the fees of the paying agent to be paid by Einstein Bros.

     1.10 THE STOCK PURCHASE. Immediately following the Closing, and on the terms and subject to the conditions set forth in this Agreement, the Shareholders and holders of Options identified on Schedule 1.10 (the "Purchasers") will purchase the number of shares of Common Stock of Einstein Bros. set forth opposite their respective names on Schedule 1.1 under the heading "Purchased Shares," in exchange for the cash payment set forth opposite their respective names on Schedule 1.10 under the heading "Purchase Price," for an aggregate of 3,801 shares of Einstein Bros. Common Stock. (Such transaction is herein sometimes referred to as the "Purchase" and the Shares of Einstein Bros. Common Stock so purchased are herein sometimes collectively referred to as the "Purchased Shares.") Each Purchaser hereby authorizes Einstein Bros. to withhold such Purchaser's Purchase Price from the consideration to be received by such Purchaser pursuant to Sections 1.5 and 1.6.

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS CONCERNING THE
           TRANSACTION

     In order to induce Einstein Bros. and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereunder, except as set forth in the Disclosure Schedule attached hereto, each Shareholder makes the following representations and warranties:

     2.1 ORGANIZATION OF CERTAIN SHAREHOLDERS; DUE AUTHORIZATION. If such Shareholder is a corporation or a partnership, such Shareholder is duly organized and legally existing in good standing under the laws of the jurisdiction of its organization, with full power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of such Shareholder.

     2.2 BINDING OBLIGATION. This Agreement has been duly executed and delivered by such Shareholder and is a valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or general principles of equity. Neither the execution and delivery of this Agreement by such Shareholder nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against such Shareholder; or (ii) assuming, in the case of Starbucks Corporation ("Starbucks"), the satisfaction of the condition set forth in Section 8.6, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage,

                                      3.

contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against such Shareholder. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby.

     2.3 OWNERSHIP OF SHARES OF THE COMPANY BY THE SHAREHOLDERS. Such Shareholder is the lawful record and beneficial owner of all of the shares of capital stock of the Company shown as owned by such Shareholder in the Disclosure Schedule and has valid title thereto, free and clear of all liens, pledges, encumbrances, security interests, restrictions on transfer (other than restrictions under federal and state securities laws), claims and equities of every kind, except those rising under the agreements listed in the Disclosure Schedule. Except for this Agreement and the agreements listed in the Disclosure Schedule, there are no outstanding warrants, options or rights of any kind to acquire from such Shareholder any of such Shares.

     2.4 INVESTMENT BANKER'S AND BROKERS' FEES. Such Shareholder has no obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement, except its obligation under Section 11.2 hereof to pay the fees of Alex. Brown & Sons Incorporated.

     2.5 ACQUISITION OF PURCHASED SHARES. If such Shareholder is a Purchase, such Purchaser is acquiring Purchased Shares for such Shareholder's own account and not with a view to, or for sale in connection with, any distribution thereof. Such Purchaser understands that the Purchased Shares will not have been registered under the Securities Act of 1933, as amended, or under any state securities laws, and that, except as provided in the Amended and Restated Registration Rights Agreement (as hereinafter defined), Einstein Bros. does not contemplate nor is Einstein Bros. legally required to file a registration statement for the purpose of registering the PUrchased Shares under any of such laws. Such Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933 and confirms that all documents, records and books pertaining to Einstein Bros. and its business have been made available to such Purchaser and that such Purchaser has been given an opportunity to make any further inquiries of Einstein Bros. and its representatives that such Purchaser desires to make and that each such inquiry has been answered, or requested information provided, to such Purchaser's satisfaction.

     2.6 STATUS OF SHAREHOLDERS FOR TAX PURPOSES. Such Shareholder is a U.S. person (as defined in Section 7701(a)(30) of the Code).

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF EINSTEIN BROS. AND MERGER SUB.

     In order to induce the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereunder, except as set forth in the Einstein Bros. Disclosure Schedule, Einstein Bros. and Merger Sub make the following representations and warranties:

                                      4.

     3.1 ORGANIZATION, POWER AND AUTHORITY OF EINSTEIN BROS. AND MERGER SUB. Each of Einstein Bros. and Merger Sub is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of each of Einstein Bros. and the Merger Sub.

     3.2 BINDING OBLIGATION; NONCONTRAVENTION. This Agreement and the Merger Agreement have been duly executed and delivered by each of Einstein Bros. and Merger Sub that is a party thereto and each such agreement is a valid and binding obligation of each of Einstein Bros. and Merger Sub that is a party thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, or general principles of equity. Neither the execution and delivery of this Agreement and the Merger Agreement by each of Einstein Bros. and Merger Sub that is a party thereto nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Einstein Bros. or Merger Sub or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Einstein Bros. or Merger Sub; or (ii) assuming satisfaction of the conditions set forth in Article 7.3, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Einstein Bros. or Merger Sub. Assuming the accuracy of the representations of the Company in Section 4.24, no permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement and the Merger Agreement by each of Einstein Bros. and Merger Sub that is a party thereto and the consummation of the transactions contemplated hereby, except for the filing of the Merger Agreement and filings under federal and state securities laws.

     3.3 CAPITAL STOCK OF EINSTEIN BROS. The authorized capital stock of Einstein Bros. consists solely of 1,000,000 shares of Common Stock, $.01 par value per share, 24,754.92 shares of which are issued and outstanding and none of which are issued and held in its treasury, and 200,000 shares of Preferred Stock, $.01 par value, 6,250 shares of which are issued and designated as Series A Preferred Stock. Except as set forth in Section 1.10 or the Einstein Bros. Disclosure Schedule: (i) there are no outstanding warrants, options or rights of any kind to acquire from Einstein Bros. any shares of its Common Stock or securities of any kind, (ii) there are no preemptive rights with respect to the issuance or sale of shares of capital stock of Einstein Bros. and (iii) there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Einstein Bros.

     3.4 CAPITAL STOCK OF MERGER SUB. The authorized capital stock of Merger Sub consists solely of 100 shares of Common Stock, $.01 par value per share, 100 shares of which are issued and outstanding and none of which are issued and held in its treasury.

                                      5.

     3.5 CERTIFICATES OF INCORPORATION AND BYLAWS OF EINSTEIN BROS. AND MERGER SUB. Einstein Bros. has previously delivered to the Company copies of the certificate of incorporation and all amendments thereto to date (certified by the Secretary of State of Delaware) and of the bylaws of each of Einstein Bros. and Merger Sub.

     3.6 PURCHASED SHARES. The Purchased Shares, when issued at the Closing, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $.01 per value per share, of Einstein Bros.


     3.7 FINANCIAL STATEMENTS OF EINSTEIN BROS. Set forth in the Einstein Bros. Disclosure Schedule, are the following financial statements of Einstein
Bros: (i) audited consolidated balance sheet at March 24, 1995, (ii) unaudited consolidated balance sheet at December 31, 1995, and (iii) unaudited consolidated statement of operations for the period from March 24, 1995 to December 31, 1995. Such financial statements present fairly the consolidated financial position of Einstein Bros. at each of such balance sheet dates and the results of its operations for each of the periods covered, and they have been prepared in conformity with generally accepted accounting principles except that the unaudited financial statements are subject to normal recurring year end audit adjustments, none of which will be material, and do not contain either the statement of cash flows or the footnotes required under generally accepted accounting principles. The December 31, 1995 balance sheet is herein sometimes referred to as the "Einstein Bros. Balance Sheet."

     3.8 LIABILITIES OF EINSTEIN BROS. As of the date of the Einstein Bros. Balance Sheet, Einstein Bros. had no material liabilities of a type required to be set forth on a balance sheet prepared in accordance with generally accepted accounting principles, except as set forth on the Einstein Bros. Balance Sheet.

     3.9 ASSETS OF EINSTEIN BROS. Einstein Bros. has good and marketable title to all of its assets and properties, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature and description whatsoever, except for mortgages, pledges and security interests granted under or pursuant to the secured loan agreement between Boston Chicken, Inc. ("BCI") and Einstein Bros. dated March 24, 1995, as amended, and such liens, mortgages, pledges, encumbrances or charges as do not have a Material Adverse Effect (as defined in Section 11.7).

     3.10 LICENSES AND PERMITS OF EINSTEIN BROS. Einstein Bros. possesses all licenses and other required governmental or official approvals, permits or authorizations, the failure to possess which would have a Material Adverse Effect. All such licenses, approvals, permits and authorizations that are material to Einstein Bros.' business are in full force and effect, Einstein Bros. is in substantial compliance with their requirements, and no proceeding is pending or, to the Best of the Knowledge of Einstein Bros. (as defined in Section 11.7), threatened to revoke or amend any of them.

     3.11 PROPRIETARY RIGHTS OF EINSTEIN BROS. To the Best of the Knowledge of Einstein Bros., except as set forth in the Einstein Bros. Disclosure Schedule, Einstein Bros. possesses

                                      6.

all proprietary rights to carry on its business as now being conducted without conflict with valid proprietary rights of others.

     3.12 ADEQUACY OF EINSTEIN BROS.' ASSETS. The assets and properties of Einstein Bros. constitute, in the aggregate, all of the property necessary for the conduct of Einstein Bros.' business in the manner in which and to the extent to which it is currently being conducted. Except as set forth in this Agreement, Einstein Bros. is not restricted by agreement from carrying on its current business anywhere in the world.

     3.13 LITIGATION CONCERNING EINSTEIN BROS. There are on the date hereof no actions, suits, claims, governmental investigations or arbitration proceedings pending or to the Best of the Knowledge of Einstein Bros. threatened against or affecting Einstein Bros. or any of its assets or properties which, if determined adversely to Einstein Bros., would have a Material Adverse Effect.

     3.14 NO MATERIAL ADVERSE CHANGE. From the date of the Einstein Bros. Balance Sheet to the date of this Agreement, there have not been any changes in the business or properties of Einstein Bros., or in its consolidated financial condition, other than changes occurring in the ordinary course of business which in the aggregate have not had a Material Adverse Effect.

     3.15 COMPLIANCE WITH LAWS. Einstein Bros. is in substantial compliance with all laws, regulations and orders applicable to it, its assets, properties and business, except where the failure so to comply would not have a Material Adverse Effect.

     3.16 INVESTMENT BANKERS' AND BROKERS' FEES. Einstein Bros. does not have any obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.17 PRODUCTS LIABILITY. Einstein Bros. has no liability (and to the Best of the Knowledge of Einstein Bros. there is no basis for any liability) arising out of any injury to individuals or property as a result of the ownership, possession, use or consumption of any product manufactured, sold or delivered by Einstein Bros.

     3.18 RECORDS OF EINSTEIN BROS. A record of all action taken by the stockholders and board of directors of Einstein Bros. and all minutes of their meetings are contained in the minute books of Einstein Bros. and are accurate and complete, except that such minute books do not contain minutes of meetings of directors held in November, December and January. The stock records and stock ledgers of Einstein Bros. contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of Einstein Bros .

     3.19 MATERIAL TRANSACTIONS. Except as set forth in the Einstein Bros. Disclosure Schedule, since the date of the Einstein Bros. Balance Sheet, Einstein Bros. has not incurred any material obligations (including any indebtedness) or entered into any material transaction, except

                                      7.

in the ordinary course of business and except for this Agreement and the transactions contemplated hereby.

     3.20 ACCURACY OF INFORMATION FURNISHED BY EINSTEIN BROS. No representation, statement or information made or furnished in writing by Einstein Bros. to the Company or the Purchasers, including, without limitation, those contained in this Agreement and the Einstein Bros. Disclosure Schedule, taken as a whole, contains any untrue statement of a material fact or omits any material fact necessary to make the representations, statements and information made or furnished therein, in light of the circumstances in which they were made, not misleading.

     3.21 HART-SCOTT-RODINO ACT REPORTING MATTERS. Einstein Bros. is the "ultimate parent entity" of Einstein Bros. within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Einstein Bros. does not have total assets, and did not record annual net sales for its most recent fiscal year, in excess of $100,000,000, for purposes of the HSR Act.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

     In order to induce Einstein Bros. and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereunder, except as set forth in the Disclosure Schedule, the Company makes the following representations and warranties:

     4.1 ORGANIZATION, POWER AND AUTHORITY OF THE COMPANY; BINDING OBLIGATION. The Company is a corporation duly organized and legally existing in good standing under the laws of California, and has full corporate power and authority (i) to enter into this Agreement and to carry out the transactions and agreements contemplated hereby, and (ii) to carry on its business as it is now being conducted. The Company is legally qualified to transact business as a foreign corporation, and is in good standing, in the jurisdictions identified in the Disclosure Schedule, those being the only jurisdictions in which its business or property is such as to require that it be thus qualified. This Agreement and the Merger Agreement have been duly authorized by all necessary corporate action of the Company, including its board of directors and shareholders, and each such agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or general principles of equity. Neither the execution and delivery of this Agreement and the Merger Agreement by the Company nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Company, or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Company; or (ii) except as set forth in the Disclosure Schedule, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Company or the assets and properties of the Company. Assuming the

                                      8.

accuracy of the representations of Einstein Bros. in Section 3.21 hereof, no permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement and the Merger Agreement by the Company and the consummation by it of the transactions contemplated hereby, except for the filing of the Merger Agreement and filings under federal and state securities laws.

     4.2 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists solely of: 38,000,000 shares of Common Stock without par value, of which 5,365,197 shares are issued and outstanding and none of which are issued and held in its treasury; 38,000,000 shares of Preferred Stock without par value, of which 3,375,000 shares are designated "Series A Preferred Stock" (of which 3,286,406 are issued and outstanding) and 4,904,425 shares are designated "Series B Preferred Stock" (of which 4,744,838 are issued and outstanding). No shares of Preferred Stock are issued and held in the Company's treasury and no other shares of capital stock are outstanding. All voting rights in the Company are vested exclusively in its shares of Common and Preferred stock, and, except for the agreements listed in the Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company. All of the issued and outstanding shares of Common Stock of the Company are validly authorized and issued, fullY paid and non-assessable. The Disclosure Schedule sets forth the name of, and the number of shares of Common Stock of the Company owned by, each shareholder of record as of the date hereof. Except as set forth in the Disclosure Schedule, which lists each outstanding option granted by the Company, the name of the optionee, the number of shares subject to the option and the plan pursuant to which such option was granted, there are no outstanding warrants, options or rights of any kind to acquire from the Company any shares of its Common Stock or securities of any kind, and there are no preemptive rights with respect to the issuance or sale of shares of capital stock of the Company. The Company has delivered to Einstein Bros. true and correct copies of all options plans and option agreements entered into by the Company. The Company has no obligation to acquire any of its issued and outstanding shares of Common Stock or any other security issued by it from any holder thereof.

     4.3 SUBSIDIARIES OF THE COMPANY. The Company has no equity interest or the right or obligation to acquire an equity interest, in any other person or entity.

     4.4 FINANCIAL STATEMENTS OF THE COMPANY. Set forth in the Disclosure Schedule are the following financial statements of the Company:

            4.4.1 audited balance sheets at December 31 of each of the years 1993 and 1994;

            4.4.2   an unaudited balance sheet of the Company at November
     25, 1995;

            4.4.3 audited statements of operations and retained earnings and statements of cash flow for each year in the two-year period ended December 31, 1994; and

                                      9.

            4.4.4 an unaudited statement of operations of the Company for the forty-seven week period ended November 25, 1995.

Such financial statements present fairly the financial position of the Company at each of the said balance sheet dates and the results of its operations for each of the said periods covered, and they have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as may be disclosed in the notes thereto; provided, however, that the unaudited financial statements are subject to normal recurring year end audit adjustments, none of which will be material, and do not contain either the statement of cash flows or the footnotes required under generally accepted accounting principles. The unaudited balance sheet of the Company at November 25, 1995 is referred to herein as the "1995 Balance Sheet."

     4.5 LIABILITIES OF THE COMPANY. The Company has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except: (i) to the extent reflected or taken into account in determining net worth in the 1995 Balance Sheet and not heretofore paid or discharged; (ii) to the extent clearly disclosed and specifically set forth in or incorporated by express reference in any of the schedules attached hereto; (iii) obligations incurred in the ordinary course of business that can be terminated by the Company on not more than 30 days' notice without liability to the Company in excess of $25,000; and (iv) liabilities incurred in the ordinary course of business, consistent with prior practice, since the date of the 1995 Balance Sheet. The Company has no obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the fees of Alex. Brown & Sons Incorporated.

     4.6    TAX MATTERS.

            4.6.1 The Company has accurately prepared and timely filed all tax returns and reports required to be filed by it, including without limitation all federal, state, local and foreign tax returns, and has paid in full all taxes and other charges which have become due in connection therewith. The amounts provided in the 1995 Balance Sheet for taxes are adequate to cover all unpaid liabilities for all federal, state, local and foreign taxes and other charges in connection therewith which were accrued through, or applicable to the period ended, November 25, 1995 and for which the Company may be liable in its own right or as a transferee of the assets of, or successor to, any other person or entity. There is no tax deficiency proposed or, to the Best of the Knowledge of the Company, threatened against the Company. There are no tax liens upon any property or assets of the Company except liens for current taxes not yet due and payable. The Company has made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty.

           4.6.2 All taxes and other assessments and levies which the Company was required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by the Company, and all such withholdings and collections and all other payments

                                      10.

     due in connection therewith as of the date of the 1995 Balance Sheet are duly reflected on the 1995 Balance Sheet.


            4.6.3 The Company has not been advised that any of the tax returns of the Company is under audit or examination by any tax authority, and there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal or state income tax returns of the Company for any period. The Company has previously delivered to Einstein Bros. accurate and complete copies of all federal and state income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company.

            4.6.4 The Company has not consented to have the provisions of Section 341 (f)(2) of the Code apply, nor has the Company made any "qualified stock purchases," as defined in Section 338 of the Code.

            4.6.5 The Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation, within the meaning of
     Section 897(c)(2) of the Code.

            4.6.6 To the extent the Company is obligated to make a payment to any individual that would not be deductible to the Company because of the provisions of Section 280G of the Code, or otherwise makes such a payment under this Agreement, the Company shall obtain prior to Closing consents of its shareholders sufficient so that
     Section 280G shall not apply.

     4.7    REAL ESTATE OF THE COMPANY.

            4.7.1   The Company owns no fee interests in real estate.

            4.7.2 The Disclosure Schedule accurately and completely sets forth, with respect to every parcel of real estate leased by the Company (the "Leasehold Premises"), the lessor and lessee thereof and the date and term of the lease governing such property. The Company has previously delivered to Einstein Bros. accurate and complete copies of each of the leases covering the Leasehold Premises, and none of such leases has been amended or modified except to the extent that such amendments or modifications are disclosed in such copies or in the Disclosure Schedule. All of the leases covering the Leasehold Premises are in full force and effect, and the Company is not in material default or breach under any such lease. No event has occurred which with the passage of time or the giving of notice or both would cause a material breach of or default by the Company under any such lease. To the Best of the Knowledge of the Company, there is no breach or anticipated breach by the other parties to such lease.

            4.7.3 The Leasehold Premises are each in good operating condition, normal wear and tear excepted. The Company's commissary is sufficient to

                                      11.

     satisfy the Company's current normal production levels. The Company has received no notice of: (i) any condemnation proceeding with respect to any portion of the Leasehold Premises, and to the Best of the Knowledge of the Company no proceeding is contemplated by any governmental authority; or (ii) any special assessment which may affect the Leasehold Premises, and to the Best of the Knowledge of the Company no such special assessment is contemplated by any governmental authority.

     4.8 GOOD TITLE TO AND CONDITION OF THE COMPANY'S ASSETS. The Company has good and marketable title to all of its assets and properties, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever, except: (i) those set forth in the Disclosure Schedule, (ii) liens for current taxes not yet due and payable, (iii) purchase money security interests in equipment in or for use by the Company's stores, commissaries, or corporate offices, and (iv) minor liens or encumbrances that have no material effect on the value of the Company's assets and do not impair the present use or marketability of such assets. The Company's fixed assets are in good operating condition, normal wear and tear excepted. The inventory and supplies of the Company consist of items of a quality and quantity saleable or usable, respectively, in the normal course of the Company's business at values in the aggregate at least equal to the values at which such items are carried on its books, net of reserves therefor on the 1995 Balance Sheet.

     4.9 PRODUCTS LIABILITY. The Company has no liability (and to the Best of the Knowledge of the Company there is no basis for any liability) arising out of any injury to individuals or property as a result of the ownership, possession, use or consumption of any product manufactured, sold or delivered by the Company.

     4.10 LICENSES AND PERMITS OF THE COMPANY. The Company possesses all licenses and other required governmental or official approvals, permits or authorizations, the failure to possess which would have a Material Adverse Effect. All such licenses, approvals, permits and authorizations are in full force and effect, the Company is in compliance with their requirements, and no proceeding is pending or, to the Best of the Knowledge of the Company, threatened to revoke or amend any of them. None of such licenses, approvals, permits and authorizations are or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.11 PROPRIETARY RIGHTS OF THE COMPANY. To the Best of the Knowledge of the Company, except as set forth in the Disclosure Schedule, the Company possesses all proprietary rights, to carry on its business as now being conducted without conflict with valid proprietary rights of others. The Disclosure Schedule contains an accurate and complete list of all trade secrets, technology, know-how, copyrights, common law trademarks and service marks, trademark and service mark registrations and applications, trade names, and rights to any of the foregoing, owned by the Company, or in which it has any interest (collectively, "Proprietary Rights"), and each jurisdiction in which each such Proprietary Right is registered and the number and expiration date, if applicable, for such registration and each jurisdiction in which an application to register such item is pending and the date such application was made. Except

                                      12.

as set forth on the Disclosure Schedule, (i) the Company owns full, exclusive and unencumbered title in the United States in and to and the exclusive right to use all of the Proprietary Rights, (except that the Company makes no representation that its formulas and process are protectable trade secrets),
(ii) as to the registrations set forth in the Disclosure Schedule, all such registrations are presently in full force and effect, (iii) as to the applications for marks set forth in the Disclosure Schedule, all such applications are presently pending with no known grounds for refusal or outstanding officer actions; (iv) there are no legal or administrative actions, challenges or other adverse claims or challenges pending or, to the Best of the Knowledge of the Company, threatened against any of the Proprietary Rights and there are no grounds for the same, (v) the Company has not entered into any licenses regarding the Proprietary Rights or any open agreement with any third party acknowledging any prior rights or consenting to any concurrent right of any other party or granting any right to any other party to use any proprietary right that is confusingly similar to any of the trademarks, service marks or trade dress included in the Proprietary Rights and (vi) to the Best of the Knowledge of the Company no other person or entity is using any of the Proprietary Rights or any trademark or service mark that is confusingly similar to any of the Proprietary Rights.

     4.12 ADEQUACY OF THE COMPANY'S ASSETS; THE COMPANY'S RELATIONSHIPS WITH ITS CUSTOMERS AND SUPPLIERS. The assets and properties of the Company constitute, in the aggregate, all of the property necessary for the conduct of the Company's business in the manner in which and to the extent to which it is currently being conducted. Except for the joint venture between Starbucks and Bagel Oasis no officer or director of the Company has any direct or indirect interest in any customer, supplier or competitor of the Company or in any person from whom or to whom the Company leases real or personal property, or in any other person with whom the Company is doing business, except for the ownership of less than 5% of a public company. The Company is not restricted by agreement from carrying on its business anywhere in the world. All agreements, contracts, commitments or arrangements to which the Company is a party or by which it is bound and to which any of the Shareholders or any Affiliate (as hereinafter defined) of any of the Shareholder (other than the Company) or any officer or director of the Company, or any Affiliate of such person ("Affiliated Person") is a party or by which such person is bound, have been negotiated, and, if applicable, entered into, at arms' length, and do not contain terms or provisions or obligate the Company on terms that are materially less favorable to the Company than those which could be obtained if such agreement, contract, commitment or arrangement was with a person other than an Affiliated Person. As used in this Agreement, the term "Affiliate" means, with respect to a specified person, any other person which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the persons specified.

     4.13 DOCUMENTS OF AND INFORMATION WITH RESPECT TO THE COMPANY. The Disclosure Schedule accurately and completely lists the following: (i) each loan, credit agreement, guarantee, security agreement or similar document or instrument to which the Company is a party or by which it is bound, other than agreements creating purchase money security interests in equipment in or for use by the Company's stores, or commissaries or corporate offices; (ii) each lease of personal property to which the Company is a party or by which it is bound, other than leases under which the annual rent payable is less than $50,000;
(iii) any other

                                      13.

agreement, contract or commitment to which the Company is a party or by which it is bound which involves a future commitment by the Company in excess of $50,000 and which cannot be terminated without liability on 90 days or less notice; (iv) each power of attorney executed by or on behalf of the Company; (v) the name and current annual salary of each salaried employee of the Company whose current annual salary is in excess of $50,000 and the profit sharing, bonus or any other form of compensation (other than salary) paid or payable by the Company to or for the benefit of each such person for the year ended December 31, 1995, and any employment or other compensation agreement of the Company with any of its officers or employees; (vi) the name of each of the Company's officers and directors; and (vii) the name of each bank in which the Company has an account or safe-deposit box, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereto. The Company has previously furnished Einstein Bros. with an accurate and complete copy of each such agreement, contract or commitment listed in the Disclosure Schedule. There is no continuing default under any such agreement, contract or instrument.

     4.14 INSURANCE COVERING THE COMPANY AND ITS ASSETS. The Disclosure Schedule accurately and completely lists each policy of insurance in force with respect to the Company, its assets and properties, and each of the performance or other surety bonds maintained by the Company in the conduct of its business. All premiums and other payments which have become due under the policies of insurance listed in the Disclosure Schedule have been paid in full, all of such policies are now in full force and effect and the Company has received no notice from any insurer, agent or broker of the cancellation of, or any increase in premium (other than normal increases) with respect to, any of such policies or bonds. The Company has received no notification from any insurer, agent or broker denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or the amount of any claim. The Company has no claim against any of its insurers under any of such policies pending or anticipated and, to the Best of the Knowledge of the Company, there has been no occurrence of any kind which would give rise to any such claim.

     4.15 LITIGATION INVOLVING THE COMPANY. Except as set forth in the Disclosure Schedule there are on the date hereof no actions, suits, claims, governmental investigations or arbitration proceedings pending or to the Best of the Knowledge of the Company threatened against or affecting the Company or any of its assets or properties and, to the Best of the Knowledge of the Company, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Company is or was a party.

     4.16 RECORDS OF THE COMPANY. The Company has previously furnished Einstein Bros. with copies of the Company's amended and restated articles of incorporation and all amendments thereto to date (certified by the Secretary of State of California) and of the Company's by-laws (certified by the Company's secretary), and such copies are correct and complete in all respects. All of the Company's operating data and records, including without limitation customer lists and financial, accounting and credit records (the "Company Records"), are accurate and complete in all material respects and there are no material matters required to be recorded in the Company records as to which appropriate entries have not been made in the Company Records. A record

                                      14.

of all action taken by the shareholders and the board of directors of the Company and all minutes of their meetings (except the minutes of the January, 1996 meetings) are contained in the minute books of the Company and are accurate and complete. The stock records and stock ledgers of the Company contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of the Company.

     4.17 NO MATERIAL ADVERSE CHANGE. From the date of the 1995 Balance Sheet to the date of this Agreement, there have not been any changes in the business or properties of the Company, or in its consolidated financial condition, other than changes occurring in the ordinary course of business which in the aggregate have not had a Material Adverse Effect. There is not, to the Best of the Knowledge of the Company, except for general competitive conditions or risks common to businesses generally, any threatened event or condition of any character whatsoever which could have a Material Adverse Effect.

     4.18 ABSENCE OF CERTAIN ACTS OR EVENTS. Except as disclosed in the Disclosure Schedule, or as contemplated by this Agreement, since the date of the 1995 Balance Sheet, the Company has not: (i) authorized or issued any of its shares of capital stock (including any held in its treasury) or any other securities; (ii) declared or paid any dividend or made any other distribution of or with respect to its shares of capital stock or other securities or purchased or redeemed any shares of its capital stock or other securities; (iii) paid any bonus or, except in the ordinary course of business, increased the rate of compensation of any of its employees; (iv) sold, leased, transferred or assigned any of its assets other than in the ordinary course of business; (v) made or obligated itself to make capital expenditures aggregating more than $50,000;
(vi) incurred any material obligations or liabilities (including any indebtedness) or entered into any material transaction, except in the ordinary course of business and except for this Agreement and the transactions contemplated hereby; or (viii) suffered any theft, damage, destruction or casualty loss not covered by insurance in excess of $50,000.

     4.19 COMPLIANCE WITH LAWS BY THE COMPANY. Except as set forth in the Disclosure Schedule, the Company is in compliance in all material respects with all laws, regulations and orders applicable to the Company, its assets, properties and business. The Company has received no notification of any asserted past or present failure to comply with any laws, and to the Best of the Knowledge of the Company, no proceeding with respect to any such violation is contemplated. Neither the Company nor, to the Best of the Knowledge of the Company, any employee of the Company, has made any payment of funds in connection with the business of the Company prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.

     4.20   ENVIRONMENTAL MATTERS.

            4.20.1 The Company has not transported, stored, treated or disposed, nor has it allowed or arranged for any third parties to transport, store, treat or dispose of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or allowed by any


                                      15.

     method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations. The Company has not disposed, or allowed or arranged for any third parties to dispose, of Hazardous Substances or other waste upon property owned or leased by them, except as permitted by law. For purposes of this Section 4.20, the term "Hazardous Substances" shall have the meaning given it in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601, et seq.), as amended, and the regulations promulgated pursuant thereto ("CERCLA"), or any similar state law.

            4.20.2 There has not occurred during the Company's occupancy of any of the Leasehold Premises, and to the Best of the Knowledge of the Company, there has not occurred prior thereto, any Release of any Hazardous Substance on, into or beneath the surface of such Leasehold Premises. For purposes of this Section 4.20, the term "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.


            4.20.3 The Company has not transported or disposed, nor has it allowed or arranged for any third parties to transport or dispose, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent, or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. The Company has received no notice, and it has no knowledge of any facts which could give rise to any notice, that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. The Company has not submitted nor was it required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leasehold Premises. The Company has received no written or oral request for information in connection with any federal or state environmental cleanup site. The Company has not undertaken (or been requested to undertake) any response or remedial actions or clean-up actions of any kind at the request of any federal, state or local governmental entity,or at the request of any other person or entity.

            4.20.4 The Company does not use, and has not used, any Underground Storage Tanks, and the Company is not aware of any Underground Storage Tanks on the Leasehold Premises. For purposed of this Section 4.20, the term, "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

            4.20.5 There is no asbestos in or on any of the Leasehold Premises presently requiring remediation or abatement or which may be reasonably expected hereafter to require such remediation or abatement.

                                      16.

            4.20.6 There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters presently requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of the Company, or which may be reasonably expected hereafter to require any such work.

     4.21 LABOUR RELATIONS OF THE COMPANY. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, except as set forth in the Disclosure Schedule, there has been no effort by any labor union to organize any employees of the Company into one or more collective bargaining units. There is not pending or, to the best of the knowledge of the Sellers or the Company, threatened any labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operation. Except as set forth in the Disclosure Schedule, neither the Company nor, to the Best of the Knowledge of the Company, any agent, representative or employee of the Company has committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is not now pending or, to the Best of the Knowledge of the Company, threatened any charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage affecting the Company involving any of the employees of the Company during the five-year period prior to the date hereof. To the Best of the Knowledge of the Company, no executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company.


     4.22   EMPLOYEE BENEFITS.

            4.22.1 Neither the Company, nor any corporation or business which is now or at the relevant time was a member of a controlled group of corporations or trades or businesses including the Company, within the meaning of Section 414 of the Code, maintains or contributes to, or at any time has maintained or contributed to: (i) any non-qualified deferred compensation or retirement plans or arrangements; (ii) any qualified defined contribution retirement plans or arrangements; (iii) any qualified defined benefit pension plan;
     (iv) any other plan, program, agreement or arrangement under which former employees of the Company or their beneficiaries are entitled, or current employees of the Company will be entitled following termination of employment, to medical, health, life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or (v) any other employee benefit, health, welfare, medical, disability, life insurance, stock, stock purchase or stock option plan, program, agreement, arrangement or policy, except in each case as described in the Disclosure Schedule attached hereto. The plans described in the Disclosure Schedule are referred to herein as the "Plans."

            4.22.2 The administration of the Plans complies in all respects with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), and the Plans meet any applicable requirements for favorable tax

                                      17.

     treatment under the Code in both form and operation. All of the Plans which constitute employee pension benefit plans or employee welfare plans subject to ERISA and the trusts or other funding vehicles related to the Plans have been maintained in compliance in both form and operation with the requirements of ERISA including, but not limited to, the preparation and filing of all required reports with respect to the Plans, the submission of such reports to the appropriate governmental authorities, the timely preparation and distribution of all required employee communications (including without limitation any notice of plan amendment which is required prior to the effectiveness of such amendments), the proper and timely purchase and maintenance of required surety bonds and the proper and timely disposition of all benefit claims. The costs of administering the Plans through the date of the 1995 Balance Sheet, including fees for the trustee and other service providers which are customarily paid by the Company, have been paid or will be paid prior to the Closing or are reflected in the 1995 Balance Sheet. There have been no prohibited transactions involving the Company as defined in Section 406 of ERISA or
     Section 4975 of the Code with respect to any of the Plans or any parties in interest or disqualified persons with respect to the Plans or any reduction or curtailment of accrued benefits with respect to any of the Plans. There are no pending or threatened claims, lawsuits, or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans.

            4.22.3 All required contributions for all Plan years ending prior to the Closing Date have been made and adequate accruals for contributions with respect to all current Plan years are reflected in the 1995 Balance Sheet. The Company has no plans, programs, agreements or arrangements and has made no other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust or other funding arrangement.

            4.22.4 The Company has furnished Einstein Bros. with true and complete copies of: (i) the Plans and any amendments thereto and any related or contracts and the related summary plan descriptions with respect to each Plan, if any; (ii) the most recent determination letters received from the Internal Revenue Service regarding the Plans, if any, and copies of any pending applications, filings or notices with respect to any of the Plans with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency, if any; (iii) the policies or contracts, if any, for each of the Plans as of the end of the most recent plan year; and (iv) copies of any communications or notices provided to employees or plan participants with respect to the Plans along with information concerning the date and extent or distribution of such communications, including without limitation notices intended to comply with Section 606 of ERISA and Section 4980B of the Code.

                                      18.

     4.23 ACCURACY OF INFORMATION FURNISHED BY THE COMPANY. No representation, statement or information made or furnished in writing by the Company to Einstein Bros., in this Agreement and the Disclosure Schedule, taken as whole, contains any untrue statement of a material fact or omits any material fact necessary to make the representations, statements and information made or furnished therein, in light of the circumstances in which they were made, not misleading.

     4.24 HSR ACT REPORTING MATTERS. The Company is the "ultimate parent entity" of the Company within the meaning of the HSR Act. The Company does not have total assets, and did not record annual net sales for its most recent fiscal year, in excess of $100,000,000.

ARTICLE 5.  ADDITIONAL COVENANTS OF THE SHAREHOLDERS AND THE COMPANY

     5.1 REASONABLE BEST EFFORTS. The Idemnifying Shareholders and the Company will use their reasonable best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in
Article 7 to the obligations of Einstein Bros. and Merger Sub to consummate the Merger. The Indemnifying Shareholders will use their reasonable best efforts to cause each of the shareholders of the Company who has not signed this Agreement on the date hereof to sign this Agreement and become a party hereto prior to Closing .

     5.2 CONDUCT OF BUSINESS PENDING THE CLOSING. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided with the prior written consent of Einstein Bros. or as contemplated by this Agreement:

            5.2.1 the Company will conduct its business and operations in the manner in which the same have heretofore been conducted and use reasonable best efforts to (i) preserve its business organization intact, (ii) keep available the services of its officers, employees, agents and distributors, and (iii) preserve its relationships with customers, suppliers and others having dealings with the Company;

            5.2.2 the Company will maintain all of its properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement;

            5.2.3 the Company will not (i) authorize or issue any shares of its capital shock (including any held in its treasury) or any other securities, except pursuant to the exercise of outstanding stock options, (ii) declare or pay any dividend or make any other distribution of or with respect to its shares of capital stock or other securities or purchase or redeem any shares of it's capital stock or other securities; (iii) pay any bonus or increase the rate of compensation of any of its employees (except pursuant to normal policies of the Company) or enter into any new employment agreement or amend any existing employment agreement; (iv )

                                      19.

     sell, lease, transfer or assign any of its assets other than in the ordinary course of business; (v) make or obligate itself to make capital expenditures aggregating more than $50,000; (vi) incur any material obligations or liabilities or enter into any material transaction; or (vii) amend its amended and restated articles of incorporation or by-laws.

     5.3 ACCESS TO THE COMPANY'S STORES, PROPERTIES AND RECORDS. From and after the execution and delivery of this Agreement, the Company will afford to the representatives of Einstein Bros. access, during normal business hours and upon reasonable notice, to the Company's premises sufficient to enable Einstein Bros. to inspect the assets and properties of the Company, and the Company shall furnish to such representatives during such period all such information relating to the foregoing investigation as Einstein Bros. may reasonably request; provided, however, that any furnishing of such information to Einstein Bros. and any investigation by Einstein Bros. shall not affect the right of Einstein Bros. to rely on the representations and warranties made by the Company in or pursuant to this Agreement, and, provided further that Einstein Bros. and Merger Sub will hold in confidence all documents and information concerning the Company so furnished, and, if the Merger shall not be consummated, such confidence shall be maintained in accordance with the confidentiality agreement between Einstein Bros. and the Company dated September 13, 1995.

     5.4 NOTICE OF MATERIAL DEVELOPMENTS. The Company will give prompt written notice to Einstein Bros. of any material development affecting the assets, properties, business, business prospects, financial condition or results of operation of the Company, including without limitation any development which results in the inaccuracy of any of the representations and warranties of the Company made herein. However, no disclosure pursuant to this Section 5.4 shall be deemed to amend or supplement any of such representations and warranties, or any of the schedules hereto.

     5.5 NO OTHER DISCUSSIONS. Neither the Shareholders nor the Company will, prior to the Closing Date, enter into discussions or negotiate with or entertain or accept the unsolicited offer of any other party concerning the potential sale or exchange of all or any part of the assets or shares of the Company to, other than sales in the ordinary course of business, or the merger or consolidation or other business combination of the Company with, any person other than Einstein Bros.

ARTICLE 6.  ADDITIONAL COVENANTS OF EINSTEIN BROS. AND MERGER SUB.

     6.1 REASONABLE BEST EFFORTS. Einstein Bros. and Merger Sub will use their reasonable best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article 8 to the obligation of the Shareholders and the Company to consummate the Purchase and the Merger. Einstein Bros. will use its reasonable best efforts to cause each of its stockholders to enter into the Amended and Restated Registration Rights Agreement (as hereinafter defined) and will indemnify and hold the Shareholders of the Company harmless from and against any expenses, losses, costs, deficiencies, liabilities and damages (including reasonable related counsel fees and expenses) incurred or suffered by any

                                      20.

of the shareholders (or any of their successors in interest) arising from any claim or action of any stockholders of Einstein Bros. related to the execution and delivery of the Amended and Restated Registration Rights Agreement or the consummation of any of the transactions contemplated thereby without the consent of such stockholders.

     6.2 GUARANTEE OF PERFORMANCE BY MERGER SUB. Einstein Bros. agrees to cause Merger Sub to perform all of its obligations hereunder.

     6.3 CONDUCT OF BUSINESS PENDING THE CLOSING. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent of the Company, Einstein Bros. will conduct its business and operations in the manner in which the same have heretofore been conducted and use reasonable best efforts to (i) preserve its business organization intact, (ii) keep available the services of its officers, employees, agents and distributors, and (iii) preserve it relationships with customers, suppliers and others having dealings with it.

     6.4 NOTICE OF MATERIAL DEVELOPMENTS. Einstein Bros. will give prompt written notice to the Company of any material development affecting the assets, properties, business, business prospects, financial condition or results of operation of Einstein Bros. including without limitation any development which results in the inaccuracy of any of the representations and warranties of Einstein Bros. made herein. However, no disclosure pursuant to this Section 6.4 shall be deemed to amend or supplement any of such representations and warranties, or any of the schedules hereto.

ARTICLE 7.  CONDITIONS TO THE OBLIGATION OF EINSTEIN BROS. AND MERGER SUB

     The obligation of Einstein Bros. and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Company contained in
Section 4.1 (except as they relate to foreign qualification) and 4.2 of this Agreement and the representations and warranties of the Shareholders in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. The Company shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Company shall have delivered to Einstein Bros. and Merger Sub a certificate, dated as of the Closing Date and signed by the Company, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

     7.2 OPINION OF COUNSEL. Einstein Bros. shall have received an opinion dated the Closing Date from Cooley Godward Castro Huddleson & Tatum, counsel for the Company and the Sellers, in form and substance as set forth in Exhibit B attached hereto.

                                      21.

     7.3 RECEIPT OF BANK CONSENT. BCI shall have obtained the consent of Bank of America, N.A. to the transactions contemplated hereby .

     7.4 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the Merger or any other transaction contemplated hereby which, in the reasonable judgement of Einstein Bros., make it inadvisable to proceed with the Merger.

     7.5 RESIGNATIONS. The Company shall have delivered to Einstein Bros. the written resignations of the directors of the Company.

     7.6 EMPLOYMENT AND CONSULTING AGREEMENTS; OPTIONS. Each of the employment agreements and consulting agreements to which the Company is a party (other than the agreement between William Hughson and the Company) shall have been terminated without liability to the Company.

     7.7 LANDLORD CONSENTS. All required consents of the Company's landlords to the transactions contemplated by this Agreement shall have been obtained; provided, however, that Einstein Bros. and Merger Sub shall agree to waive this condition at Closing if requested to do so by the Company, in which event the Shareholders will indemnify Einstein Bros. for all damages it may incur as a result of its failure to obtain such consents, unless Einstein Bros. has requested a similar waiver from the Company and the Shareholders pursuant to
Section 8.8 hereof, in which event the Shareholders will indemnify Einstein Bros. for one-half of such damages.

     7.8 QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, filings, or permits, if any, of any governmental authority or regulatory body of the United States, the State of California or of any other state that are required in connection with the lawful sale or issuance of the Purchased Shares shall have been duly obtained and shall be effective on and as of the Closing. At the time of the Closing, the sale or issuance of the Purchased Shares shall be legally permitted by all laws and regulations to which Einstein Bros. and the Purchasers are subject.

     7.9 TERMINATION OF CERTAIN AGREEMENTS. Each of the following agreements shall have been terminated without liability to the Company, pursuant to termination agreements satisfactory in form and substance to Einstein Bros.: (i) the Series A Preferred Stock Purchase Agreement dated May 3, 1994 among the Company, certain of its shareholders and certain purchasers, (ii) the Series B Preferred Stock Purchase Agreement dated March 31, 1995 among the Company, certain of its shareholders and certain purchasers; (iii) Amended and Restated Investor Rights Agreement dated March 31, 1995 among Starbucks, the Company and certain shareholders of the Company; (iv) the Amended and Restated Voting Rights Agreement dated March 31, 1995 among Starbucks, the Company and certain shareholders of the Company; (v) the Founders and Rosewood Voting Rights Agreement dated March 31, 1995 among the Company and certain shareholders of the Company; and (vi) the Protective Covenants

                                      22.

Agreement dated March 31, 1995 among Starbucks, the Company and certain shareholders of the Company.

ARTICLE 8.  CONDITIONS TO OBLIGATION OF THE SHAREHOLDERS AND THE COMPANY.

     The obligation of the Shareholders and the Company to consummate the Merger shall be subject to the satisfaction or waiver of each of the following conditions:

     8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Einstein Bros. and Merger Sub contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 of this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. Einstein Bros. and Merger Sub shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Einstein Bros. and Merger Sub shall have delivered to the Shareholders a certificate, dated as of the Closing Date and signed by an officer of Einstein Bros. and Merger Sub certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

     8.2 OPINION OF COUNSEL. The Sellers shall have received an opinion, dated the Closing Date, from Bell, Boyd & Lloyd, counsel for Einstein Bros. and Merger Sub, in form and substance as set forth in Exhibit C attached hereto.

     8.3 EINSTEIN BROS. REGISTRATION RIGHTS AGREEMENT. Einstein Bros. shall have executed and delivered to the Purchasers an amended and restated registration rights agreement in the form set forth in Exhibit D hereof (the "Amended and Restated Registration Rights Agreement").

     8.4. ELECTION OF NOAH ALPER. Noah Alper shall have been elected as a director and vice chairman of Einstein Bros.

     8.5 AGREEMENTS WITH CERTAIN MEMBERS OF NOAH'S MANAGEMENT. Einstein Bros. shall have executed and delivered to each of Jim Mizes, Bob Purcell, Nancy Hauge, Bill Schrader, Doug Troy and Barbara Musante agreements in the form set forth in Exhibit E.

     8.6 RECEIPT OF BANK CONSENT. Starbucks shall have obtained the consent of Bank of America, N.A. to the transactions contemplated hereby.

     8.7 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the Merger or the Purchase or any other transaction contemplated hereby which, in the reasonable judgment of the Company, makes it inadvisable to proceed with the Merger or the Purchase.

                                      23.

     8.8 LANDLORD CONSENTS. All required consents of the Company's landlords to the transactions contemplated by this Agreement shall have been obtained; provided, however, that the Shareholders and the Company shall agree to waive this condition at Closing if requested to do so by Einstein Bros., in which event the Shareholders will have no liability for the failure to obtain any such consent, unless the Company has requested a similar waiver from Einstein Bros. and Merger Sub pursuant to Section 7.7 hereof, in which event the Shareholders will indemnify Einstein Bros. for one-half of all damages it may incur as a result of the Company's failure to obtain any such consents.

ARTICLE 9. CERTAIN ACTIONS AFTER THE CLOSING

     9.1 EXECUTION OF FURTHER DOCUMENTS. From and after the Closing, upon the reasonable request of Einstein Bros., the Shareholders shall execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the transactions contemplated by this Agreement.

     9.2 RESTRICTIONS ON TRANSFER OF PURCHASED SHARES. The restrictions of this Section 9.2 apply to any holder of the Purchased Shares. Each Purchaser acknowledges and agrees that:

            9.2.1 The Purchased Shares to be issued pursuant to the Purchase may be owned, as of the Closing, only in the names of and by such Purchasers.

            9.2.2 No federal, state or other agency has made any finding or determination as to the fairness of the offering of the Purchased Shares for investment, nor any recommendation or endorsement of the Purchased Shares.

            9.2.3 Because the Purchased Shares will not have been registered under the Securities Act of 1933, as amended ("the Securities Act"), or applicable state or other securities laws, the economic risk of the investment must be borne indefinitely by such Purchasers, and the Purchased Shares cannot be sold unless subsequently registered under the Securities Act and such state or other laws, or unless an exemption from such registration is available; Einstein Bros. is not obligated to file a notification under Regulation A of the Securities Act or a registration statement under the Securities Act, except pursuant to the Amended and Restated Registration Rights Agreement; and Rule 144, adopted under the Securities Act and governing the possible disposition of the Purchased Shares, is not currently available.

            9.2.4 No Purchased Shares may be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, which opinion and counsel shall be satisfactory to Einstein Bros. (the fees and expenses of which counsel shall be borne by the transferring Purchaser), an exemption from the registration

                                      24.

     requirements of the Securities Act and applicable state or other securities laws is available.


            9.2.5 The Purchasers agree that they shall enter into an agreement restricting the public resale of the Purchased Shares for a period of up to 120 days, to the extent required by the underwriters in any initial public offering of shares of Common Stock of Einstein Bros. and that they will not sell, transfer or otherwise dispose of any of the Purchased Shares unless they have first obtained the written agreement of the transferee of such shares (which agreement shall be satisfactory to Einstein Bros.) to be bound by the provisions of this Section 9.2.5.

            9.2.6 Each certificate evidencing the Purchased Shares shall bear the following legends:

                    "The shares represented by this certificate were issued
            without registration under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws, in reliance upon the exemptions contained therein. No transfer of these shares or any interest therein may be made unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, which opinion and counsel shall be satisfactory to the issuer of these shares, an exemption from the registration requirements of the Securities Act and applicable state or other securities laws is available."

                    "The shares represented by this certificate are also
            subject to certain covenants and agreements (including restrictions on transfer) contained in a Merger Agreement dated as of January 22, 1996 by and among Einstein Bros. Bagels, Inc., Noah's New York Bagels, Inc. ("Noah's"), NNYB Acquisition Corporation and shareholders of Noah's."

            9.3 CERTAIN POST-CLOSING COOPERATION. Each of the Shareholders acknowledges and agrees that Einstein Bros. may have need of information concerning the Company and the Shareholders in order to comply with applicable securities laws and regulations in connection with future public and private debt and equity offerings by Einstein Bros. ("Offerings"). Each Purchaser agrees that such Purchaser will cooperate with Einstein Bros. in connection with any Offerings and that such Purchaser will furnish Einstein Bros. with such information concerning the Company prior to the Closing Date and such Purchaser as Einstein Bros. may reasonably require to comply with applicable securities laws and regulations. Each Shareholder who is not a Purchaser agrees that such Shareholder will furnish Einstein Bros. with such information concerning such Shareholder as Einstein Bros. may reasonably require in connection with any Offerings to comply with applicable securities laws and regulations.

                                      25.

     9.4    CERTAIN VOTING AGREEMENTS.

            (a) Each of the Purchasers agrees that from and after the Closing and until the earlier of February 28, 1998 or the completion of any Qualified Public Offering, that such Purchaser shall vote (at any meeting and in any action by written consent) such Purchaser's Purchased Shares (and any equity or other voting securities issued or issuable directly or indirectly with respect to such shares by way of stock dividend or stock split or in connection with a combination of stores, recapitalization, merger, consolidation or other reorganization) over which such Purchaser has voting control and shall take all other actions within the control of such Purchaser (whether in such Purchaser's capacity as a stockholder or director of the Company or otherwise) to cause the election to the Board of Directors of Einstein Bros. of (a) Daniel V. Colangelo, (b) Gail Lozoff,
     (c) the designee of OBG Holdings, Inc. ("OBG") pursuant to Section 5.M of the agreement to contribute assets dated March 23, 1995 by and among Einstein Bros., OBG (formerly known as Offerdahl's Bagel Gourmet, Inc.) and the shareholders of OBG, (d) three directors designated by BCI, and (e) three directors designated from time to time by the holders of an aggregate of 15,104.95 shares of Common Stock of Einstein Bros. pursuant to subscription agreements entered into by the purchasers of such shares dated as of March 24, 1995. For purposes of this Section 9.4(a), a "Qualified Public Offering" means a sale in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of Einstein Bros.' Common Stock in which the aggregate gross proceeds are equal to at least $15,000,000.

            (b) Until the provisions of Section 9.4(a) cease to be effective, the Shareholders shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any Purchased Shares, unless in each case the proposed transferee has executed and delivered to Einstein Bros. a written agreement in form satisfactory to Einstein Bros. pursuant to which such transferee agrees to be bound by the provisions hereof with respect to the Purchased Shares so transferred.

            (c) Until the provisions of Section 9.4 of this Agreement cease to be effective, each certificate evidencing Purchased Shares shall bear the following legend:

                    "The shares of stock represented by this certificate are subject to certain voting agreements and certain restrictions on transfer set forth in a Merger Agreement dated as of January 22, 1996, a copy of which is available for inspection at the offices of the Secretary of the Company."

                                      26.

     9.5    CONFIDENTIAL INFORMATION.

            9.5.1 The Restricted Shareholders (as defined in Section 9.6) possess certain confidential and proprietary information and trade secrets of the Company, including, but not limited to, information, methods, techniques, procedures and knowledge developed by or for the Company respecting the business of the Company (the "Confidential Information"). Each of the Restricted Shareholders acknowledges and agrees that neither such Restricted Shareholder nor any other person or entity has acquired by or through such Restricted Shareholder any interest in or right to use the Confidential Information other than the right to utilize it in the operation of the business of Einstein Bros. and its subsidiaries, and that the use or duplication of the Confidential Information in any other business would contribute an unfair method of competition with Einstein Bros. and its subsidiaries. Each of the Restricted Shareholders hereby agrees that such Restricted
     Shareholder: (i) will not use the Confidential Information in any other business or capacity; (ii) will maintain the absolute secrecy and confidentiality of the Confidential Information; and (iii) will not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form.

            9.5.2 Notwithstanding the foregoing, the obligations of the Restricted Shareholders specified above shall not apply to any Confidential Information which (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of any of the Restricted Shareholders, their agents or any person or entity which has received such Confidential Information from or through any of the Restricted Shareholders, (ii) is approved for release by written authorization of an officer of Einstein Bros., (iii) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to Einstein Bros. to seek a protective order therefor, the imposition of which protective order the Restricted Shareholders agree to approve and support, or (iv) in the written opinion of the disclosing Restricted Shareholder's counsel, is necessary to be made by such Restricted Shareholder in order that the Restricted Shareholder not violate any law, rule or regulation applicable to him or her.

     9.6 RESTRICTIVE COVENANTS. Each of the Restricted Shareholders acknowledges and agrees that Einstein Bros. would be unable to protect the Confidential Information against unauthorized use or disclosure and Einstein Bros. would be unable to realize the benefits of this Agreement if such Restricted Shareholder were permitted, directly or indirectly, to engage in, hold interests in or perform services for any entity which derives more than 15% of its revenues from the business of selling, producing, marketing or distributing bagels, other than Einstein Bros. and its subsidiaries and franchisees (a "Competitive Business"). Each of the Restricted Shareholders further acknowledges and understands that Einstein Bros. intends, and expects, to expand its business throughout the United States. Each of the Restricted Shareholders therefore agrees that for a period of three (3) years from the Closing Date, such Restricted Shareholder

                                      27.

shall not, and shall not permit such Restricted Shareholder's Affiliates, to directly or indirectly, anywhere in the United States (including without limitation every county in the State of California): (i) have any interest as a record or beneficial owner in any Competitive Business; provided, however, the Restricted Shareholders may have an interest in any Competitive Business as passive investors in such Competitive Business conducted by a company which has a class of securities which is registered under Section 12 of the Securities Exchange Act of 1934, as amended, or traded on a national securities exchange provided that the interest consists solely of such securities and the interest held by any Restricted Shareholder, or any group of which any Restricted Shareholder is a member that would be treated as a person under Section 13(d)(3) of the Securities Exchange Act of 1934, shall in no event exceed five percent (5%) of the total equity securities of such issuer; (ii) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business; or (iii) divert or attempt to divert any business or any customers of Einstein Bros.' business to any Competitive Business. For purposes of this Section 9.5, the term "Restricted Shareholders" means Noah Alper, Dan Alper and Bill Hughson.

     9.7    ADDITIONAL AGREEMENTS OF STARBUCKS, THE COMPANY AND EINSTEIN BROS.

            9.7.1 Until March 31, 1998, Starbucks will continue, with respect to both the Company and Einstein Bros., to comply (and to cause its subsidiaries to comply) with the covenants made by it in Section 3.3 of the Amended and Restated Investor Rights Agreement dated as of March 31, 1995 by and among the Company and certain investors in the Company, whether or not such agreement continues in effect.

            9.7.2 Until March 31, 1998, the Company and Einstein Bros. will comply (and will cause their respective subsidiaries to comply) with the covenants made by the Company, as if made by both Einstein Bros. and the Company, in Section 3.4 of the Amended and Restated Investor Rights Agreement dated as of March 31, 1995 by and among the Company and certain investors in the Company, whether or not such agreement continues in effect.

            9.7.3 At any time, Einstein Bros. may terminate its obligations and those of the Company under Section 9.7.2 upon written notice to Starbucks and shall terminate such obligations if a Covered Entity (as hereinafter defined) takes any action which, if taken by Einstein Bros., would violate Section 9.7.2. If Einstein Bros. terminates its obligations, then the obligations of Starbucks under Section 9.7.1 shall terminate at the same time. "Covered Entity" shall mean (i) an entity in which BCI holds (or has the right to acquire) a majority equity interest or (ii) an entity in which BCI holds (or has the right to acquire) an equity interest which would result in BCI "controlling" such entity within the meaning of such term as it is used in Rule 405 of the Securities Act.

                                      28.

     9.8 ADDITIONAL AGREEMENT OF NOAH ALPER. Noah Alper hereby grants to the Company the exclusive right to use his name, likeness and persona in the business conducted by the Company, consistent with the manner in which it is currently used (but without any restriction whatsoever on the use of any trademark or service mark of the Company) and agrees that he will not any time, without Einstein Bros.' written consent, use his name, likeness or persona in a Competitive Business.

     9.9    REMEDIES; WAIVER.

            9.9.1 Einstein Bros., the Restricted Shareholders and Starbucks (collectively, the "Restricted Persons") agree that the provisions and restrictions set forth above in Section 9.5, 9.6, 9.7 and 9.8 applicable to such Restricted Person are necessary to protect Einstein Bros. and Starbucks, as applicable, and their respective successors and assigns in the protection of the business to be acquired by Einstein Bros. pursuant to this Agreement. Each of the Restricted Persons agrees that damages cannot compensate Einstein Bros. or Starbucks, as applicable in the event of a violation of the covenants contained in Section 9.5, 9.6, 9.7 or 9.8 hereof applicable to such Restricted Person, and that injunctive relief shall be essential for the protection of Einstein Bros. and Starbucks, as applicable, and their respective successors and assigns. Accordingly, each of the Restricted Persons agrees and consents that, in the event such Restricted Person shall violate or breach any of said covenants, Einstein Bros. or Starbucks, as applicable, shall be entitled to obtain (and such Restricted Person hereby consents to) such injunctive relief against such Restricted Person, without bond, in addition to such further or other relief as may appertain at equity or law. The exercise or enforcement by Einstein Bros. or Starbucks, as applicable, of any other right or remedy hereunder shall not preclude the exercise or enforcement by Einstein Bros. or Starbucks, as applicable, of any other right or remedy hereunder or which Einstein Bros. or Starbucks, as applicable, has the right to enforce under applicable law.

            9.9.2 Failure by any party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     9.10    EMPLOYEE BENEFIT PLANS. Einstein Bros. intends that the
Plans described in Schedule 4.22 (the "Company Benefit Plans") that are in effect at the date of this Agreement shall remain in effect until such time as the Company's employees are allowed to participate in employee plans and benefit arrangements of Einstein Bros. (the "Einstein Bros. Plans") or of an area developer of Einstein Bros. who hires such employees, if such area developer is formed.
                                      29.

ARTICLE 10. INDEMNIFICATION

     10.1 AGREEMENT BY THE SHAREHOLDERS TO INDEMNIFY. The Shareholders agree that they will indemnify and hold Einstein Bros. and the Company harmless in respect of the aggregate of all Indemnifiable Damages (as hereinafter defined). With respect to Indemnifiable Damages arising from any inaccurate representation or warranty made by the Company in Article 4 of this Agreement, the obligation of the Shareholders to indemnify will be limited to the following persons:
Starbucks, Rosewood Capital, L.P., Noah Alper, Dan Alper, Robert Polsky and Bill Hughson (collectively, the "Indemnifying Shareholders"), who shall be obligated severally to indemnify Einstein Bros. and Merger Sub, with each such person being obligated to indemnify for up to the following percentage of the aggregate amount of Indemnifiable Damages: Starbucks: 28.74%; Rosewood Capital, L.P.:
29.14%; Noah Alper: 15.76%; Dan Alper: 6.32%; Robert Polsky: 10.94%; and Bill
Hughson: 9.10%. With respect to any other Indemnifiable Damages, the obligation of the Shareholders to indemnify shall be several. For purposes of this Agreement, Indemnifiable Damages shall mean the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable related counsel fees and expenses) incurred or suffered by Einstein Bros., Merger Sub or the Company (or any successor to all or any part of the assets or business of the Company) (i) resulting from any inaccurate representation or warranty made by the Shareholders or the Company in or pursuant to this Agreement (disregarding for this purpose the limitations on materiality set forth in the third sentence of Section 4.7.2 and the first sentence of Section 4.19), (ii) resulting from any default in the performance of any of the covenants or agreements made by the Shareholders in this Agreement, (iii) resulting from any claim or action of any shareholder of the Company who has not entered into this Agreement prior to the Closing related to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including without limitation any action based on the dissenters' rights of any such shareholder under California law, or (iv) resulting from any representation or statement made by the Company to its shareholders in connection with the solicitation of consents to approve the Merger that, taken as a whole, contains any untrue statement of a material fact or omits any material fact necessary to make the representations and statements made, in light of the circumstances in which they were made, not misleading. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Einstein Bros. and the Company shall have the right to be put in the same financial position as they would have been in had each of the representations and warranties of the Shareholders and the Company been true and correct, had each of the covenants of the Shareholders been performed in full, had there been no such claim or action described in clause (iii) of the preceding sentence and had no misleading statement or omission been made as described in clause (iv) of the preceding sentence. The foregoing obligation to indemnify Einstein Bros., and the Company shall be subject to each of the following principles or qualifications:

            10.1.1 Each of the representations and warranties made by the Shareholders and the Company in this Agreement or pursuant hereto, shall survive for a period of one year after the Closing Date, notwithstanding any investigation at any time made by or on behalf of Einstein Bros. or Merger Sub, and thereafter all such representations and warranties shall be extinguished,

                                      30.

     provided, however, that the representations and warranties made by the Shareholders in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 4.1 (except to the extent it relates to foreign qualification and except for clause (ii) of the fourth sentence thereof) and 4.2 hereof shall in each case survive forever (or, to the extent a claim hereunder relates to third-party claims, a period of six months after the expiration of the statute of limitations applicable to such claim), those made in clause (ii) of the fourth sentence thereof shall survive for six months after the expiration of the applicable statute of limitations and those made in Section 4.6 hereof shall in each case survive until the first anniversary of the later of (i) the date on which the applicable period of limitation on assessment or refund of tax has expired, or (ii) the date on which the applicable taxable year (or portion thereof) has been closed. No claim for the recovery of Indemnifiable Damages based upon the inaccuracy of such representations and warranties may be asserted by Einstein Bros. or the Company after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period (whether or not the amount of any such claim has become ascertainable within such period) shall not thereafter be barred.

            10.1.2 The Sellers shall not be liable for any claim for Indemnifiable Damages arising out of any inaccuracy of any representation or warranty if the aggregate amount of all Indemnifiable Damages does not exceed $250,000. For this purpose, amounts which would constitute Indemnifiable Damages but for the limitations on materiality set forth in the third sentence of Section 4.7.2 and the first sentence of Section 4.19 shall be taken into account in determining whether such threshold has been met.

            10.1.3 The Shareholders' liability for claims for Indemnifiable Damages arising out of any inaccuracy of representations and warranties shall not exceed $10,000,000 in the aggregate.

            10.1.4 The limitations set forth in Sections 10.1.2 and 10.1.3 shall not apply to Indemnifiable Damages arising out of any inaccuracy of any representation or warranty in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 4.1 (except to the extent it relates to foreign qualification) or 4.2.

            10.1.5 Einstein Bros. and the Company shall not be entitled to recover Indemnifiable Damages with respect to any matter to the extent such matter is covered by insurance, but in such event the effect of such matter on the insurance costs of Einstein Bros. and the Company shall also be taken into account in determining the amount of Indemnifiable Damages.

            10.1.6 Absent fraud, the provisions of this Article 10 shall provide the exclusive remedy of Einstein Bros. and the Company for damages arising from the inaccuracy of representations and warranties of the Shareholders and the Company in this Agreement.

                                        31.

            10.1.7 In the event Einstein Bros. or the Company becomes involved in any legal, governmental or administrative proceeding which may result in indemnification claims hereunder and such proceeding, if adversely determined, can reasonably be expected to result in the payment of Indemnifiable Damages hereunder in an amount
     (a) in excess of the amount of damages of the Company that would not be recovered because of the threshold set forth in Section 10.1.2 hereof, but (b) less than the cap set forth in Section 10.1.3 hereof, then the Indemnifying Shareholders may, at their option and expense, defend such proceeding. If the Indemnifying Shareholders elect to defend any such proceeding, they shall have full control over the conduct of such proceeding, although Einstein Bros. shall have the right to retain legal counsel and to participate in the defense of such proceeding at its own expense and shall have the right to approve any settlement of any dispute giving rise to such proceeding, such approval not to be withheld unreasonably; provided that, in the event the Indemnifying Shareholders shall fail to initiate a defense of a claim within twenty days of the notice to the Indemnifying
     Shareholders of a claim, Einstein Bros. shall have the option to conduct the defense of such claim as it may in its discretion and in good faith deem proper, and the Indemnifying Shareholders shall have the right to retain legal counsel and to participate in the defense of such proceeding at their own expense. If any proceeding, if adversely determined, can reasonably be expected to result in an amount of damages of the Company (x) that would not be recovered because such amount would be less than the threshold set forth in Section 10.1.2. hereof, or (y) that would exceed the cap set forth in Section 10.1.3 hereof, then Einstein Bros. may, at its option, defend such proceeding. If Einstein Bros. elects to defend any such proceeding, it shall have full control over the conduct of such proceeding, although the Indemnifying Shareholders shall have the right to retain legal counsel and to participate in the defense of such proceeding at their own expense and shall have the right to approve any settlement of any dispute giving rise to such proceeding, such approval not to be withheld unreasonably; provided that, in the event Einstein Bros.
     shall fail to initiate a timely defense of a claim, the Indemnifying Shareholders shall have the option to conduct the defense of such claim, and Einstein Bros. shall have the right to retain legal counsel and to participate in the defense of such proceeding at its own expense.

            10.1.8 Nothing in this Section 10.1 shall prevent Einstein Bros. from obtaining equitable relief in any appropriate case.

            10.1.9 Einstein Bros. and the Company agree to use reasonable best efforts to give prompt written notice to the Indemnifying Shareholders of each claim for Indemnifiable Damages which they believe they have suffered; provided, however, that no delay in the giving of such notice shall affect the rights of Einstein Bros., and the Company to recover Indemnifiable Damages hereunder except to the extent the recipient of such notice is prejudiced by such delay.


                                      32.

ARTICLE 11. MISCELLANEOUS

     11.1 AMENDMENT AND MODIFICATION. Subject to any restrictions set forth in the California Act and the Delaware Act, the parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon in writing by Einstein Bros., the Company and Shareholders owning on the date hereof 75% of the aggregate number of shares of capital stock of the Company owned by all of the Shareholders, provided, however, that (i) any amendment to Section 8.4 or
9.8 shall require only the consent of Einstein Bros. and Noah Alper, (ii) any amendment to Section 9.5 or 9.6 shall require only the consent of Einstein Bros. and of all Restricted Shareholders affected thereby, (iii) any amendment to
Section 9.7 shall require only the consent of Einstein Bros. and Starbucks, (iv) any amendment to Section 9.9 shall require only the consent of Einstein Bros. and all of the Restricted Persons affected thereby, (v) any amendment to Article 10 shall require only the consent of Einstein Bros. and all of the Indemnifying Shareholders, (vi) any amendment to any of clauses (i) through (v) of this
Section 11.1 shall require only the consent of all of the persons identified in such clause, and (vii) any amendment of Section 11.3.4 shall require only the consent of Starbucks, Rosewood Capital, L.P., Noah Alper and Einstein Bros.

     11.2 PAYMENT OF EXPENSES. The Shareholders shall pay all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby payable to Alex. Brown & Sons Incorporated; Cooley Godward Castro Huddleson & Tatum, counsel for the Company; Preston Gates & Ellis, representing Starbucks; and certain other professional advisors approved by the Company. Einstein Bros. shall pay all of the expenses incurred by it or Merger Sub in connection with this Agreement, including without limitation their legal and accounting fees and expenses, and the commissions, fees and expenses of any person employed or retained by them to bring about, or to represent them in, the transactions contemplated hereby.

     11.3 TERMINATION. Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transaction contemplated hereby may be abandoned:

            11.3.1 by the mutual written consent of all of the parties hereto at any time prior to the Closing Date;

            11.3.2 by Einstein Bros. in the event of the material breach by the Shareholders of any provision of this Agreement, which breach is not remedied by the breaching party within 10 days after receipt of notice thereof from Einstein Bros.;

            11.3.3 by the Shareholders in the event of the material breach by Einstein Bros. of any provision of this Agreement, which breach is not remedied by Einstein Bros. within 10 days after receipt of notice thereof from Shareholders; or

            11.3.4 by any party hereto if the Closing has not taken place by the close of business on February 2, 1996.

                                   33.

     If this Agreement is terminated pursuant to Sections 11.3.1, no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to Sections 11.3.2, 11.3.3, or 11.3.4 shall be without prejudice to any other rights or remedies of the respective parties.

     11.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     11.5 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules attached hereto and the confidentiality agreement between Einstein Bros. and the Company dated September 13, 1995, contain the entire agreement of the parties hereto with respect to the Purchase and the Merger and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

     11.6 HEADINGS. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.7 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings given them below:

            "BEST OF THE KNOWLEDGE OF THE COMPANY" means the knowledge of any of Noah Alper, Dan Alper, Bob Polsky, Bill Hughson or Glenn Bacheller and the knowledge which any of them could reasonably be expected to have upon the exercise of reasonable diligence in the performance of his duties or in the preparation of the Disclosure Schedules (to the extent such person was involved in the preparation of such Disclosure Schedules).

            "BEST OF THE KNOWLEDGE OF EINSTEIN BROS." means the knowledge of any of Einstein Bros.' executive officers and the knowledge which any of them could reasonably be expected to have in the performance of his duties or in the preparation of the Einstein Bros. Disclosure Schedules (to the extent such person was involved in the preparation of such Einstein Bros. Disclosure Schedules).

            "MATERIAL ADVERSE EFFECT" means, when used with reference to Einstein Bros., a material adverse effect on the business, financial condition or results of operations of Einstein Bros. and its subsidiaries, taken as a whole, and when used with reference to the Company, a material adverse effect on its business, financial condition or results of operations.

     11.8 EXECUTION IN COUNTERPART. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

                                   34.

     11.9   NOTICES.   Any notice, request, information or other document to be
given hereunder shall be in writing. Any notice, request, information or other document shall be deemed duly given when delivered personally or by courier, when sent by facsimile transmission with confirmed receipt, or four business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

            If to any one or more of the Shareholders, addressed to such Shareholder at its address set forth on Schedule 11.9 hereto.

            If to the Company, prior to the Closing, addressed to:

                   Noah's New York Bagels, Inc.
                   14054 Catalina Street
                   P.O. Box 2158
                   San Leandro, CA 94577-0331
                   Attention: Glenn Bacheller

            with a copy to:

                   Cooley Godward Castro Huddleson & Tatum
                   One Maritime Plaza, 20th Floor
                   San Francisco, CA 94111
                   Attention: Christopher Westover

            If to the Company after the Closing, or if to Einstein Bros. or Merger Sub, addressed to:

                   Einstein Bros. Bagels, Inc.
                   1526 Cole Boulevard, Suite 200
                   Golden, CO 80401
                   Attention: General Counsel

            with a copy to:

                   Bell, Boyd & Lloyd
                   70 W. Madison, Suite 3200
                   Chicago, Illinois 60602
                   Attention: Paul T. Metzger

     Any party may send any notice, request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, facsimile transmission or ordinary mail), but no such notice, request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices hereunder are to be

                                      35.

sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     11.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, except that the Merger shall be governed by and become effective in accordance with the California Act to the extent provided therein.

     11.11 AMENDMENT AND RESTATEMENT. This Agreement amends and restates in its entirety that certain Merger Agreement, dated as of January 22, 1996, among the Company, Einstein Bros., Merger Sub and certain Shareholders.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                      36.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                             NOAH'S NEW YORK BAGELS, INC.




                                             By /s/ Glen Bacheller
                                               --------------------------



                                             Title      CEO
                                                  -----------------------




                                             EINSTEIN BROS. BAGELS, INC.




                                             By /s/ Paul A. Strasen
                                               --------------------------



                                             Title  Vice President
                                                  -----------------------

                Shareholder Signature Page to Merger Agreement




/s/ Robert D. Polsky                       /s/  Frederic M. Alper
- -----------------------------------        ____________________________________
Daniel V. Alper and Lynn K. Alper          Fred Alper
as Community Property



/s/ Robert D. Polsky                       /s/ Noah C. Alper  /s/ Hope M. Alper
___________________________________        ____________________________________
McKaile D. Alper                           Noah C. Alper and Hope M. Alper,
By Robert D. Polsky                        Trustee or Successor Trustee under
   as Attorney in fact                     the Alper Living Trust U/A/D July
                                           18, 1994


/s/ Robert D. Polsky                       /s/ Robert D. Polsky
___________________________________        ____________________________________
Robin M. Alper                             Tyler M. Alper
By: Robert D. Polsky                       By: Robert D. Polsky
    as Attorney in fact                        as Attorney in fact


/s/ Peter B. Breck                         /s/ Beverly L. Wright, Vice President
___________________________________        ____________________________________
Peter B. Breck                             Alex. Brown Financial Corporation


/s/ Phillip A. Clough                      /s/ Martin Culver
___________________________________        ____________________________________
Phillip A. Clough                          Martin Culver

                Shareholder Signature Page to Merger Agreement

/s/ Jay S. Eastman                           /s/ Edward S. Fitzgerald
___________________________________          ___________________________________
Jay S. Eastman                               Edward D. Fitzgerald

/s/ Craig J. Foley
___________________________________          ___________________________________
Craig J. Foley                               PWN Associates III, LLC

/s/ Authorized Signatory                     /s/ Matthew Holmes
___________________________________          ___________________________________
Wallace R. and Alexandra W. Hawley           Matt Holmes
Revocable Living Trust U/A/D
July 30, 1992

/s/ William B. Hughson                       /s/ Charles F. Kahn
___________________________________          ___________________________________
William B. Hughson                           Charles F. Kahn

/s/ Howard Lester                            /s/ John R. McCraw
___________________________________          ___________________________________
Howard Lester                                John R. McCraw

/s/ George G.C. Parker                       /s/ John J. Fisher
___________________________________          ___________________________________
George G.C. Parker                           The Pisces Fund
                                             By: John J. Fisher, Trustee


/s/ Jessica Polsky                           /s/ Robert D. Polsky
___________________________________          ----------------------------------
Jessica Polsky                               Robert D. Polsky and Nancy Polsky,
                                             as Community Property

/s/ Zachary Polsky                           /s/ Howard Rosenberg
___________________________________          ___________________________________
Zachary Polsky                               Howard Rosenberg


/s/ Amanda S. Andereck                       /s/ Authorized Signatory
- -----------------------------------          -----------------------------------
Rosewood Capital Corporation                 Rosewood Capital, L.P.
By: Amanda S. Andereck,
Vice President

/s/ David F. Smith                           /s/ Judith A. Smith
___________________________________          ___________________________________
David F. Smith                               Judith A. Smith

/s/ Michael L. Epstein                       /s/ Karen Klein
___________________________________          ___________________________________
Michael L. Epstein                           Karen Klein


/s/ Larry Anderson                           /s/ James D. Mizes
___________________________________          ___________________________________
Larry Anderson                               James D. Mizes


/s/ Robert M. Andrews                        /s/ Barbara Musante
___________________________________          ___________________________________
Robert M. Andrews                            Barbara Musante


/s/ Glenn Bacheller                          /s/ Steven James Neville
___________________________________          ___________________________________
Glenn Bacheller                              Steven James Neville


/s/ Signature Illegible                      /s/ Mark New
___________________________________          ___________________________________
Signature Illegible                          Mark New


/s/ Scott D. Blankenship                     /s/ Robert B. Purcell
___________________________________          ___________________________________
Scott D. Blankenship                         Robert B. Purcell


/s/ Orah P. Goldman                          /s/ William F. Schrader, Jr.
___________________________________          ___________________________________
Orah P. Goldman                              William F. Schrader, Jr.


/s/ Nancy Hauge                              /s/ Paul T. Soulier
___________________________________          ___________________________________
Nancy Hauge                                  Paul T. Soulier


/s/ F. Warren Hellman                        /s/ Douglas E. Troy
___________________________________          ___________________________________
F. Warren Hellman                            Douglas E. Troy


                                             /s/ Sheila M. Walsh
                                             ___________________________________
                                             Sheila M. Walsh


                                             /s/ Darren R. Weinstock
                                             ___________________________________
                                             Darren R. Weinstock

                Shareholder Signature Page to Merger Agreement


/s/ Judith A. Smith                          /s/ Judith A. Smith
___________________________________          ___________________________________
Judith A. Smith as Custodian                 Judith A. Smith as Custodian
for David R. Alper                           for Jesse Buckner-Alper


/s/ Judith A. Smith                          /s/ Judith A. Smith
___________________________________          ___________________________________
Judith A. Smith as Custodian                 Judith A. Smith, as Trustee under
for Robert M. Alper                          The David R. Alper 1994 Trust
                                             U/A/D December 22, 1994

/s/ Judith A. Smith                          /s/ Judith A. Smith
___________________________________          ___________________________________
Judith A. Smith, as Trustee under            Judith A. Smith, as Trustee under
The Jessee Buckner-Alper 1994 Trust          The Robert H. Alper 1994 Trust
U/A/D December 22, 1994                      U/A/D December 22, 1994


/s/ Martin M. Casey                          /s/ Jeffrey S. Westmont
___________________________________          ___________________________________
Starbucks Corporation                        Jeffrey S. Westmont
By: Martin M. Casey,
Senior Vice President

                                             NNYB ACQUISITION CORPORATION


___________________________________          By:       /s/ Joel Alam
Noah C. Alper, individually                     --------------------------------

                                             Title:        VICE PRESIDENT
                                                   -----------------------------

                         SHAREHOLDER SIGNATURE PAGE TO
                               MERGER AGREEMENT


                                             ___________________________________
                                             Print Shareholder Name

                                             ___________________________________
                                             Signature Of Shareholder (or
                                             authorized signatory, if
                                             Shareholder is not an individual)

                                             ___________________________________
                                             Name and Title of authorized
                                             signatory, if Shareholder is not an
                                             individual

                                   EXHIBIT A

                              AGREEMENT OF MERGER


     THIS AGREEMENT OF MERGER (this "Agreement") is made as of ___________, 1996 (the "Agreement") by and between NNYB ACQUISITION CORPORATION, a Delaware corporation and majority-owned subsidiary of Parent (as defined below) ("Sub"), and NOAH'S NEW YORK BAGELS, INC.,a California corporation ("Target" or "Surviving Corporation") (Target and Sub being hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITAL

     A. Einstein Bros. Bagels, Inc., a Delaware corporation ("Parent"), Target, Sub and certain individuals have entered into a Merger Agreement dated as of January 22, 1996 (the "Merger Agreement"), providing, among other things, for the execution and filing of this Agreement and the merger of Sub with and into Target upon the terms set forth in the Merger Agreement and this Agreement (the "Merger").

     B. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Sub be merged with and into Target.

                                   AGREEMENT

     The Constituent Corporations hereby agree that Sub shall be merged with and into Target in accordance with the provisions of the laws of the State of California and the State of Delaware, upon the terms and subject to the conditions set forth below:

1.   THE MERGER.

     1.1 FILING. This Agreement, together with the officers' certificates (the "Officers' Certificates") of each of the Constituent Corporations required by the General Corporation Law of the State of California (the "California Law"), shall be filed with the Secretary of State of the State of California and the Secretary of State of the State of Delaware at the time specified in the Merger Agreement.

     1.2 MERGER. At the effective time of the Merger, Sub shall be merged into Target and the separate corporate existence of Sub shall thereupon cease. Target shall be the Surviving Corporation in the Merger and the separate corporate existence of Target, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

     1.3 FURTHER ACTION. If at any time after the effective time of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the
                                      1.

Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

2.   MANNER OF CONVERTING SHARES OF THE CONSTITUENT CORPORATIONS.

     2.1 CONVERSION OF TARGET CAPITAL STOCK. At the effective time of the Merger, each then outstanding share of (1) Common Stock, no par value, (2) Series A Preferred Stock, no par value, and (3) Series B Preferred Stock, no par value, of Target (collectively, the "Target Capital Stock") (other than Dissenting Shares (as defined in Section 2.5)) shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of any person or entity, the right to receive $_______ in cash.

     2.2 SUB COMMON STOCK. At the effective time of the Merger, each then outstanding share of common stock, $0.01 par value, of Sub shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of any person or entity, one share of Target Common Stock.

     2.3 CLOSING OF TARGET TRANSFER BOOKS. At and after the effective time of the Merger, holders of certificates representing shares of Target Capital Stock shall cease to have any rights as shareholders of Target and the stock transfer books of Target shall be closed with respect to shares of Target Capital Stock issued and outstanding immediately prior to the effective time of the Merger and no further transfer of such shares shall thereafter be made on such stock transfer books. If, after the effective time of the Merger, valid certificates previously representing such shares are presented to Parent or Target, they shall be exchanged as provided in Section 2.4.

     2.4 EXCHANGE OF CERTIFICATES. Promptly following the Effective Date, Parent shall transmit to the former Target shareholders appropriate documents to be used by them to surrender their Target Capital Stock certificates in exchange for payment in cash in accordance with Section 2.1(a). Until so surrendered and exchanged, each certificate for Target Capital Stock shall represent solely the right to receive the cash amount into which the shares of Target Capital Stock it theretofore represented have been converted pursuant to Section 2.1 (or to perfect the holder thereof's right to receive payment for such shares pursuant to Chapter 13 of the California Law and Section 2.5 hereof); provided, however, that customary and appropriate certifications and indemnities allowing exchange against lost or destroyed certificates shall be provided.

     2.5 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Target Capital Stock that are issued and outstanding immediately prior to the Effective Date and that are held by shareholders who have not voted such shares in favor of the Merger and who have delivered a written demand for purchase of such shares in the manner provided in Chapter 13 of the California Law ("Dissenting Shares") shall not be canceled and converted into cash in accordance with Section 2.1 unless and until such holder shall have failed to perfect,

                                      2.

or shall have effectively withdrawn or lost, such holder's right to demand purchase and payment under the California Law. If such holder shall have so failed to perfect, or shall have effectively withdrawn or lost such right, such holder's shares of Target Capital Stock shall thereupon be deemed to have been canceled and converted as described in Section 2.1 at the effective time of the Merger, and each such share shall represent solely the right to receive cash pursuant to Section 2.1. From and after the Effective Date, no shareholder who has demanded the purchase of shares as provided in Chapter 13 of the California Law shall be entitled to vote such holder's shares for any purpose or to receive payment of dividends or other distributions with respect to such holder's shares (except dividends and other distributions payable to shareholders of record at a date that is prior to the effective time of the Merger).

3.   TERMINATION AND AMENDMENT.

     3.1 TERMINATION. Notwithstanding the approval of this Agreement by the shareholders of Sub and Target, this Agreement shall terminate automatically in the event that the Merger Agreement is terminated as therein provided.

     3.2 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either Sub or Target, but, after any such approval, no amendment shall be made that without the further approval of such shareholders would (a) have a material adverse effect on the shareholders of either Sub or Target, or
(b) change any of the principal terms of the Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                      3.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

NOAH'S NEW YORK BAGELS, INC.                 NNYB ACQUISITION CORPORATION

BY:________________________________          By:________________________________
     William B. Hughson                            Paul Strasen
     President and Secretary                       President

                                             By:________________________________
                                                   Joel Alan
                                                   Secretary

                                      4.

                         NOAH'S NEW YORK BAGELS, INC.
                            (Surviving Corporation)

                             OFFICERS' CERTIFICATE


     William Hughson herby certifies that:

     1. He is the President and Secretary of Noah's New York Bagels, Inc., a California corporation (the "Corporation").

     2. The Agreement of Merger to which this Certificate is attached (the "Agreement") has been duly approved by the Board of Directors of the Corporation.

     3. The Corporation has two classes of stock outstanding, designated "Common Stock" and "Preferred Stock," respectively, of which __________ shares of Common Stock and __________ shares of Preferred Stock were outstanding and entitled to vote on the merger.

     4. The principal terms of the Agreement were approved by the Corporation by a vote of a number of shares of each class which equaled or exceeded the vote required. The vote required was greater than 50% of the outstanding shares of Common Stock and greater than 50% of the outstanding shares of Preferred Stock.

     The undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge. Executed at San Francisco, California on __________, 1996.

                                             ___________________________________
                                             William Hughson
                                             President and Secretary

                         NNYB ACQUISITION CORPORATION
                          (Disappearing Corporation)

                             OFFICERS' CERTIFICATE

     Paul Strasen and Joel Alam hereby certify that:

     1. They are President and Secretary, respectively, of NNYB Acquisition Corporation, a Delaware corporation (the "Corporation").

     2. The Agreement of Merger to which this Certificate is attached (the "Agreement") has been duly approved by the Board of Directors of the Corporation.

     3. The Corporation has one class of stock outstanding, designated "Common Stock," of which 100 shares were outstanding and entitled to vote on the merger.

     4. The principal terms of the Agreement were approved by the Corporation by a vote of a number of shares which equaled or exceeded the vote required. The vote required was greater than 50% of the outstanding shares of Common Stock.

     Each of the undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge. Executed at San Francisco, California on __________, 1996.

                                             ___________________________________
                                             Paul Strasen
                                             President

                                             ___________________________________
                                             Joel Alam
                                             Secretary

                                   EXHIBIT B

              OPINION OF COOLEY GODWARD CASTRO HUDDLESON & TATUM


_________, 1996

Einstein Bros. Bagels, Inc.
1526 Cole Boulevard, Suite 200
Golden, CO 80401

Ladies and Gentlemen:

We have acted as counsel for Noah's New York Bagels, Inc., a California corporation (the "Company"), in connection with the Merger Agreement, dated as of January 22, 1996 (the "Merger Agreement"), by and among the Company, Einstein Bros. Bagels, Inc., NNYB Acquisition Corporation and certain shareholders and optionholders of the Company. We are rendering this opinion pursuant to Section
7.2 of the Merger Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Merger Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Merger Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (a) an inquiry of attorneys within this firm who perform legal services for the Company, (b) receipt of a certificate executed by an officer of the Company covering such matters, and (c) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Merger Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Merger Agreement; that the Merger Agreement is an obligation binding upon you; that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Merger Agreement that would modify or interpret the terms of the Merger Agreement or the respective rights or obligations of the parties thereunder.

                                      1.

Einstein Bros. Bagels, Inc.
______________, 1996
Page 2

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to the substantive aspects of antitrust law or as to compliance with any antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

With regard to our opinion in paragraph 4 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 5 below with respect to material defaults under any material agreement known to us, we have relied solely upon
(a) inquiries of officers of the Company, (b) a list of material agreements to which the Company is a party, or by which it is bound, supplied to us by the Company, a copy of which attached as Exhibit A hereto, and (c) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

     2. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

     3. The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and the Shareholders enforceable against the Company and the Shareholders in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance, and except as enforcement of Article 10 by the Company (but not by Einstein Bros.) may be limited by applicable laws, and except that we express no opinion with respect to Section 9.6 of the Merger Agreement.

     4. Immediately prior to the Effective Time, the Company's authorized capital stock consisted of (a) Thirty-Eight Million (38,000,000) shares of Common Stock, without par value,

                                      2.

Einstein Bros. Bagels, Inc.
__________, 1996
Page 3

of which Five Million Three Hundred Sixty-Five Thousand One Hundred Ninety-Seven (5,365,197) shares are issued and outstanding, and (b) Thirty-Eight Million (38,000,000) shares of Preferred Stock, without par value, of which (a) Three Million Three Hundred Seventy-Five Thousand (3,375,000) shares have been designated Series A Preferred Stock, without par value, of which Three Million Two Hundred Eighty-Six Thousand Four Hundred Six (3,286,406) shares are issued and outstanding; and (b) Four Million Nine Hundred Four Thousand Four Hundred Twenty-Five (4,904,425) shares have been designated Series B Preferred Stock, without par value, of which Four Million Seven Hundred Forty-Four Thousand Eight Hundred Thirty-Eight (4,744,838) shares are issued and outstanding. The outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. To the best of our knowledge, immediately prior to the Effective Time, there were no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than (a) the conversion privileges of the Series A Preferred Stock and Series B Preferred Stock, (b) rights created in connection with the transactions contemplated by the Merger Agreement, (c) options to purchase Common Stock that were issued to employees, directors and consultants of the Company, as described in the Disclosure Schedule of the Company.

     5. The execution and delivery of the Merger Agreement by the Company and the completion of the Merger do not violate any provision of the Company's Amended and Restated Articles of Incorporation or Bylaws, and do not constitute a material default under the provisions of any material agreement known to us to which the Company is a party or by which it is bound, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award that has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

     6. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Merger Agreement or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

     7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Merger Agreement, have been made or obtained.

     8. The Agreement of Merger has been duly authorized and executed by the Company and upon the filing of the Agreement of Merger with the Secretary of State of California and

                                      3.

Einstein Bros. Bagels, Inc.
_______________, 1996
Page 4

the State of Delaware, assuming Einstein Bros. and Merger Sub have complied with the requirements of applicable law necessary to effect the Merger, the merger of Merger Sub into the Company will be effective under California law.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.


Very truly yours,

Cooley Godward Castro
Huddleson & Tatum



By:_______________________________
     Christopher A. Westover

                                      4.

                                   EXHIBIT A

                              MATERIAL AGREEMENTS


Business Loan Agreement between the Company and Comerica Bank.

                                   EXHIBIT C


                         OPINION OF BELL, BOYD & LLOYD

__________, 1996


To the "Shareholders" under the
Merger Agreement
dated as of January 22, 1996

Ladies and Gentlemen:

We have acted as counsel for Einstein Bros, Bagels, Inc., a Delaware corporation ("EBB"), in connection with the execution and delivery of the Merger Agreement dated as of January 22, 1996 (the "Agreement"), among EBB, Noah's New York Bagels, Inc., a California corporation ("Noah's"), NNYB Acquisition Corporation, a Delaware corporation ("Merger Sub"), and certain of the shareholders and optionholders of Noah's (the "Shareholders"). This Opinion Letter is furnished to the Shareholders at the request of EBB pursuant to Section 8.2 of the Agreement. Capitalized terms used in this Opinion Letter have the meanings ascribed to them in the Agreement or in the Accord described in the following paragraph.

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Delaware General Corporation Law and the federal law of the United States.

We have relied upon factual representations made by EBB and Merger Sub in
Article 3 of the Agreement.

Based upon and subject to the foregoing, we are of the opinion that:

     1. Each of EBB and Merger Sub is a corporation existing in good standing under the laws of the State of Delaware. EBB has the requisite corporate power to own its property and to conduct its business as it is currently being conducted.

     2. Each of EBB and Merger Sub has the legal power and authority to execute, deliver and perform the Agreement and EBB has the legal power and authority to execute, deliver and perform the Amended and Restated Registration Rights Agreement.

To the "Shareholders" under the
Merger Agreement
__________, 1996
Page 2


     3. EBB's authorized capital stock consists solely of 1,000,000 shares of common stock, $.01 par value, 24,754.92 shares of which are issued and outstanding, and 200,000 shares of preferred stock, $.01 par value, 6,250 shares of which are issued and outstanding. All of the issued and outstanding shares of EBB have been duly and validly authorized and issued and are fully paid and nonassessable. The shares of common stock issuable to the Purchasing Shareholders pursuant to the Agreement have been duly authorized and upon issuance and delivery in accordance with the terms of the Agreement will be validly issued and outstanding and, assuming receipt by EBB of the agreed consideration therefor, will be fully paid and nonassessable. To the best of our knowledge, there are no options, warrants, conversion privileges, presumptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of EBB, except as set forth in Schedule 3.3 to the Agreement and in Section 1.10 of the Agreement .

     4. Merger Sub's authorized capital stock consists solely of 100 shares of common stock, $.01 par value, all of which are issued and outstanding and owned of record by EBB.

     5.    The Agreement is enforceable against each of EBB and Merger Sub.

     6. The Amended and Restated Registration Rights Agreement is enforceable against EBB.

     7. The execution, delivery and performance of the Agreement and the Amended and Restated Registration Rights Agreement do not (i) violate the Constituent Documents of EBB or Merger Sub, or (ii) breach, or result in a default under, or result in the creation of any lien, charge or encumbrance on any property or assets of EBB contrary or pursuant to, the terms of any existing obligation of EBB dealing with the borrowing of money by EBB.

     8. No registration with, consent or approval of, notice to, or other action by, any governmental entity is required for the execution, delivery or performance by EBB or Merger Sub of the Agreement or the Amended and Restated Registration Rights Agreement, except that no opinion is expressed with respect to the requirements of any state securities laws.

     9. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against EBB or Merger Sub before any court or administrative agency that questions the validity of the Agreement or the Amended and Restated Registation Rights Agreement.

To the "Shareholders" under the
Merger Agreement
__________, 1996
Page 3


     10. The Agreement of Merger has been duly authorized and executed by Merger Sub and upon the filing of the Agreement of Merger with the Secretary of the State of Delaware and the Secretary of State of California, assuming Noah's and the Shareholders have complied with the requirements of applicable law necessary to effect the Merger, the merger of Merger Sub into Noah's will be effective under Delaware law.

This Opinion Letter may be relied upon by you in connection with the Agreement and may not be used or relied upon by or published or communicated to any other party for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                                             Very truly yours,

                                   EXHIBIT D

                             AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT


     This Amended and Restated Registration Rights Agreement ("Agreement") is made as of the _____ day of __________, 1996, by and between Einstein Bros. Bagels Inc., a Delaware corporation (the "Company"), and each owner of securities of the Company (and each owner of securities of any subsidiary of the Company) listed on Exhibit A hereto and each owner of securities of the Company who executes, with the written agreement of the Company, a counterpart of this Agreement (each referred to herein individually as a "Stockholder" and collectively referred to herein as "Stockholders").

                                  Witnesseth:

     Whereas, the Company has agreed to provide Stockholders with certain registration rights as set forth herein.

     Now, Therefore, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                              CERTAIN DEFINITIONS

     1.1 "Business Day" means any day on which The New York Stock Exchange is open for trading .

     1.2 "Common Stock" means the common stock, $.01 par value, of the Company.

     1.3 "Eligible Piggyback Registration" means any of the first four occasions the Company proposes to register any shares of Common Stock in any manner which would permit registration of Eligible Securities for public sale under the Securities Act, other than any offering described in Sections 2.1(a) through (f). If the Company terminates any Eligible Piggyback Registration prior to its effectiveness or if the Stockholders are unable to sell at least 90% of the Eligible Securities they had requested to sell in any Eligible Piggyback Registration, that registration will not constitute an Eligible Piggyback Registration.

     1.4 "Eligible Securities" means all or any portion of the Common Stock owned by the Stockholders and all other securities issued with respect thereto by reason of dividends, stock splits, combinations or similar transactions. As to any proposed offer of sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when
(i) a registration statement with respect to the sale of such securities shall

                                      1.

have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities are permitted to be sold pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act, (iii) such securities shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration under the Securities Act, or (iv) a written opinion of counsel of the Company addressed to the Stockholders to the effect that shares may be sold without registration under the Securities Act has been delivered.

     1.5 "Person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

     1.6 "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s), accountants and experts in connection with the registration of Eligible Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and fig of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivery of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) SEC or blue sky registration fees attributable to Eligible Securities; (v) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys;
(vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (vii) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any Eligible Registration pursuant to this Agreement shall not include underwriting discounts or commissions attributable to Eligible Securities or transfer taxes applicable to Eligible Securities.

     1.7 "Resale Registration" shall have the meaning set forth in Article 3 hereof.

     1.8    "SEC" means the Securities and Exchange Commission.

                                      2.

     1.9 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

     1.10 "Selling Stockholder" means any Stockholder requesting the registration of Eligible Securities registered pursuant to Article 2 or Article 3 hereof.

                                   ARTICLE 2
                            PIGGYBACK REGISTRATIONS

     2.1 NOTICE AND REGISTRATION. If the Company proposes to register any shares of Common Stock for public sale under the Securities Act in an Eligible Registration, it will give prompt written notice to Stockholders of its intention to do so, and upon the written request of each Stockholder delivered to the Company within ten (10) Business Days after the giving of any such notice by the Company (which request shall specify the number of Eligible Securities intended to be disposed of by the Selling Stockholder and the intended method of disposition thereof) the Company will use all reasonable efforts to effect, in connection with the registration of its Common Stock in such Eligible Registration, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by the Selling Stockholders, to the extent required to permit the public sale (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that:

            (a) if, at any time after giving such written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such Eligible Registration, the Company shall determine for any reason not to register the Common Stock, the Company may, at its election, give written notice of such determination to Stockholders and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Common Stock (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 2.2);

            (b) The Company will not be required to effect any registration pursuant to this Article 2 if the Company shall have been advised in writing by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of the Common Stock by the Company that, in such firm's opinion, a registration of shares of Common Stock of the Stockholders pursuant to this Article 2 at that time may materially and adversely affect the Company's own scheduled offering;

            (c) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, divided reinvestment plans or stock options or other employee benefit plans.

            (d) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to an initial public offering of shares of Common Stock of the Company;

                                      3.

            (e) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to the filing of a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC.

            (f) In no event shall the Company be required to register Eligible Securities if, in the reasonable judgment of the Company, the amount of Eligible Securities for which registration has been requested does not justify the effort and/or expense to the Company of effecting such registration.

     2.2 REGISTRATION EXPENSES. The Company (as between the Company and the Selling Investors) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 2.

                                   ARTICLE 3
                              RESALE REGISTRATION

     3.1 NOTICE AND REGISTRATION. The Company hereby agree to file under the Securities Act, within the 13-month period immediately following its initial public offering of shares of Common Stock ("Resale Registration Period"), a registration statement on Form S-1 or any similar long-form registration statement or Form S-3 or any similar short-form registration statement, at its election, to register all Eligible Securities for which the Company has received notice of intent to register by Selling Stockholders pursuant to this Article 3, whether in connection with a primary registration of its Common Stock or otherwise ("Resale Registration"). The Company shall have the right to select the timing of the Resale Registration within the Resale Registration Period. When the Company proposes to file a registration statement for the Resale Registration, it will give written notice to Stockholders of its intention to do so. Each Stockholder shall have ten (10) Business Days from the receipt of such notice to notify the Company in writing of his intention to have the Company include in the Resale Registration his Eligible Securities (which notice shall specify the number of Eligible Securities intended to be disposed of by the Selling Stockholder and the intended method of disposition thereof). The Company shall thereafter promptly prepare and file with the SEC the registration statement to effect the Resale Registration and shall use its reasonable best efforts to cause such registration statement to become effective.

     3.2 RESTRICTIONS ON RESALE REGISTRATION. The Company shall not be obligated to effect the Resale Registration (i) in the event that the aggregate offering value of the Eligible Securities to be registered in the Resale Registration does not equal or exceed $3,000,000 or (ii) within three months after the effective date of a previous Eligible Piggyback Registration in which Eligible Securities were registered and the Selling Stockholders selling thereon were able to sell at least 80% of the Eligible Securities they had requested to sell on such Eligible Piggyback Registration. In the event that the Company does not effect a Resale Registration because the value of the Eligible Securities to be registered in the Resale Registration does not equal or exceed $3,000,000, the Company's obligation to file a registration statement for a Resale Registration shall be terminated. In addition, the Company may postpone for up to three

                                      4.

months the filing or effectiveness of a registration statement for a Resale Registration if the Company believes that such Resale Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided, however, that immediately following such postponement, the Company shall file or request effectiveness of the Resale Registration notwithstanding the expiration of the Resale Registration Period.

     3.3 REGISTRATION EXPENSES. The Company (as between the Company and the Selling Stockholders) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 3.

     3.4 HOLDBACK AGREEMENTS. Each of the Selling Stockholders in a Resale Registration shall agree, at the request of the Company, not to effect the sale of up to 30% of the Eligible Securities registered or to be registered by such Selling Stockholder in the Resale Registration (such number of shares to be determined by the Company) (collectively, "Holdback Securities") for a period commencing on the effective date of the registration statement for the Resale Registration and ending on the later of (i) the date that the Holdback Securities are permitted to be sold pursuant to Rule 144 and (ii) the six month anniversary of the effective date of the registration statement for the Resale Registration.

                                   ARTICLE 4
                            REGISTRATION PROCEDURES

     4.1    REGISTRATION QUALIFICATION.

            (a) If and whenever the Company is required to use reasonable commercial efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Article 2 hereof, the Company will as promptly as is practicable register the Eligible Securities under the Securities Act and use reasonable commercial efforts to cause the registration statement to become effective;

            (b) The Company shall prepare and file with the SEC such amendments and supplements to any registration statement registering Eligible Securities and the prospectus used in connection therewith as may be necessary to keep such registration statement effective, and comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities, until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Selling Stockholders as set forth in the registration statement or (i) with respect to an Eligible Piggyback Registration, the expiration of (30) days after such registration statement has become effective (or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Eligible Securities by an underwriter or dealer), or (ii) with respect to the Resale Registration, the expiration of three years after the date such registration statement has become effective; provided, however, that in the event that the Company shall notify the Selling

                                      5.

Stockholders of the happening of any event which would cause the prospectus included as part of such registration statement, as then in effect, to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Stockholder shall therafter sell no shares under such registration statement until the Company has filed an amendment or supplement to the prospectus to cause the prospectus not to include an untrue statement of a material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall be obligated to promptly amend or supplement the prospectus so that the prospectus does not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (c) The Company will use its reasonable best efforts to register or qualify such Eligible Securities under the blue sky laws of such jurisdictions as any Selling Stockholder reasonably requests and to do any and all other acts which may be reasonably necessary to enable such Selling Stockholder to consummate the disposition in such jurisdictions of the Eligible Securities owned by such Selling Stockholder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such juridsiction, or (iii) consent to general service of process in any such jurisdiction);

            (d) The Company may require the Selling Stockholders to furnish to the Company such information regarding the Selling Stockholders and the distribution of the Eligible Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration;

            (e) The Company shall provide to each Selling Stockholder an opportunity to review the registration statement prior to the filing of the registration statement with the SEC;

            (f) The Company shall provide to each Selling Stockholder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Eligible Securities registered pursuant to such registration statement.

            (g) The Company will provide a transfer agent and registrar for all Eligible Securities not later than the effective date of the registration statement.

     4.2 UNDERWRITING. In the event that any registration pursuant to Article 2 or Article 3 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to Article 2 or Article 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the Common Stock being sold through underwriters under such registration. In such case, the holders of

                                      6.

Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Selling Stockholders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 5. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities.

                                   ARTICLE 5
                                INDEMNIFICATION

     5.1    INDEMNIFICATION.

            (a) In the event of any registration of any Eligible Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each Stockholder who exercises his registration rights hereunder and, to the extent applicable, its directors and officers, its partners, its trustees and each Person who controls any of such Persons, each Person who participates as an underwriter in the offering or sale of any Eligible Securities, and each Person, if any, who controls such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company or such underwriter by such Selling Stockholders expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Selling Stockholders or any such Person and shall survive the transfer of such securities by the Selling Stockholders.

            (b) The Selling Stockholders, by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 5) the Company, each director of the Company,

                                      7.

each officer of the Company who shall sign such registration statement, and each Person who participates as an underwriter in the offering or sale of such securities, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any final prospectus included therein, or any amendment or supplement thereto, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such Selling Stockholders to the Company expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by the Selling Stockholders and the expiration of this Agreement

            (c) Indemnification similar to that specified in the preceding subdivisions of this Article 5 (with appropriate modifications) shall be given by the Company and the Selling Stockholders with respect to any required registration or other qualification of such Eligible Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                                   ARTICLE 6
                                   BENEFITS

     6.1    BENEFITS OF REGISTRATION RIGHTS. Subject to the limitations of
Section 2.1 hereof, Stockholders may severally or jointly exercise the registration rights hereunder in such manner and in such proportion as they shall agree among themselves.

     6.2 QUALIFICATION FOR RULE 144 SALES. Upon the written request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with the filing requirements described in Rule 144(c)(1).

                                   ARTICLE 7
                                 MISCELLANEOUS

     7.1 CAPTIONS. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

     7.2 SEVERABILITY. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

     7.3 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without reference to its rules as to conflicts or choice of laws.

                                      8.

     7.4 MODIFICATION AND AMENDMENT. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by the holders of at least 75% of the Eligible Securities.

     7.5 NO SUPERIOR REGISTRATION RIGHTS AGREEMENT. The Company has not entered into, and will not hereafter enter into, any registration rights agreement with respect to its Common Stock granting registration rights that are superior to the registration rights granted hereby. The Company may grant registration rights that are pari pasu with the registration rights granted hereby.

     7.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     7.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

     7.8 NOTICES. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five (5) Business Days if sent by mail. Notice to Stockholders shall be made to the address listed on the stock transfer records of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                                             EINSTEIN BROS. BAGELS, INC.


                                             By:________________________________

                                               Title:___________________________


                                             STOCKHOLDER SIGNATURE PAGES
                                             ATTACHED

                                      9.

                         STOCKHOLDER SIGNATURE PAGE TO
              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                                             ___________________________________
                                             Print Stockholder Name

                                             ___________________________________
                                             Signature of Stockholder (or
                                             authorized signatory, if
                                             Stockholder is not an individual)

                                             ___________________________________
                                             Name and title of authorized
                                             signatory, if Stockholder is not an
                                             individual

                         AMENDMENT TO MERGER AGREEMENT


     This Amendment (the "Amendment") to Merger Agreement is made and entered into this 1st day of February, 1996 by and among Noah's New York Bagels, Inc., a California corporation (the "Company"), the shareholders and optionholders of the Company who have executed this Agreement, Einstein Bros. Bagels, Inc., a Delaware corporation ("Einstein Bros."), and NNYB Acquisition Corporation, a Delaware corporation ("Merger Sub").

                                   RECITALS
                                   --------

     Certain of the parties hereto are also parties, together with other persons, to a Merger Agreement dated as of January 22, 1996 (the "Merger Agreement"). Pursuant to Section 11.1 of the Merger Agreement, the parties hereto have the right to amend the Merger Agreement in the manner set forth in this Amendment. The parties to this Amendment who have not yet executed the Merger Agreement are becoming parties hereto for the purpose of becoming a party to the Merger Agreement as amended by this Agreement.

                                   COVENANTS
                                   ---------

     In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Sections 1.5 and 1.6 of the Merger Agreement are hereby amended to read in their entirety as follows:

     1.5 TREATMENT OF SHARES OF THE COMPANY. At and as of the Effective Time, each outstanding share of capital stock of the Company shall be converted into the right to receive an amount in cash (the "Per Share Merger Consideration") equal to (a) $100,900,000, less the amounts paid to persons identified in the first sentence of Section 11.2, plus the aggregate exercise price of all Options (as defined in Section 1.6) that have not been exercised prior to the Effective Time, plus the aggregate exercise price received by the Company upon the exercise of options after the acceleration of vesting provided for in Section 1.6, divided by (b) the total number of shares of capital stock of the Company outstanding immediately prior to the Effective Time, plus the total number of shares of capital stock subject to all unexercised Options.

     1.6 TREATMENT OF OPTIONEES. Subject to obtaining the consent of the shareholders of the Company required under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), prior to the Effective Time the Company shall accelerate the vesting of the options held by the optionees identified in the Disclosure Schedule (other than options to purchase 240,000 shares of Common Stock held by Glenn Bacheller) (the "Options"). At the Effective Time, (a) Options that have been exercised (and as to which the exercise price has been received by the Company) shall be ignored and the shares of Common Stock issued upon such exercise shall be treated as provided in Section 1.5 and (b) the Company shall pay to any optionee whose

Options have not been exercised, in cancellation and satisfaction of his or her Options, an amount equal to (i) the total number of shares subject to such optionee's Options, multiplied by the Per Share Merger Consideration, less (b) the aggregate exercise price of such optionee's Options.

     2. Section 8.5 of the Merger Agreement is amended to read in its entirety as follows:

     8.5 AGREEMENTS WITH CERTAIN MEMBERS OF THE COMPANY'S MANAGEMENT. Einstein Bros. shall have executed and delivered to each of Jim Mizes, Bob Purcell, Nancy Hauge, Bill Schrader, Doug Troy, Barbara Musante and Paul Soulier agreements in the form set forth in Exhibit E.

     3. Section 9.6 of the Merger Agreement is amended to read in its entirety as follows:

     9.6 RESTRICTIVE COVENANTS. Each of the Restricted Shareholders acknowledges and agrees that Einstein Bros. would be unable to protect the Confidential Information against unauthorized use or disclosure and Einstein Bros. would be unable to realize the benefit of this Agreement if such Restricted Shareholder were permitted, directly or indirectly, to engage in, hold interests in or perform services for any entity which derives more than 15% of its revenues from the business of selling, producing, marketing or distributing bagels, other than Einstein Bros. and its subsidiaries and franchises (a "Competitive Business"). Each of the Restricted Shareholders further acknowledges and understands that Einstein Bros. intends, and expects, to expand its business throughout the United States. Each of the Founder Restricted Shareholders therefore agrees that for a period of three (3) years from the Closing Date, and each of the Management Restricted Shareholders therefore agrees that for a period of two (2) years from the Closing Date, such Restricted Shareholder shall not, and shall not permit such Restricted Shareholder's Affiliates, to directly or indirectly, anywhere in the United States (including without limitation every county in the State of California):
(i) have any interest as a record or beneficial owner in any Competitive Business; provided, however, the Restricted Shareholders may have an interest in any Competitive Business as passive investors in such Competitive Business conducted by a company which has a class of securities which is registered under
Section 12 of the Securities Exchange Act of 1934, as amended, or traded on a national securities exchange provided that the interest consists solely of such securities and the interest held by any Restricted Shareholder, or any group of which any Restricted Shareholder is a member that would be treated as a person under Section 13(d)(3) of the Securities Exchange Act of 1934, shall in no event exceed five percent (5%) of the total equity securities of such issuer; (ii) perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for any Competitive Business; or (iii) divert or attempt to divert any business or any customers of Einstein Bros.' business to any Competitive Business. For purposes of this Section 9.6, the term "Founder Restricted Shareholders" means Noah Alper, Dan Alper and Bill Hughson, the term "Management Restricted Shareholders" means the persons identified in Section 8.5, and the term "Restricted Shareholders" means all of the Founder Restricted Shareholders and all of the Management Restricted Shareholders.

     4. The final sentence of Section 9.7.3 of the Merger Agreement is amended to read in its entirety as follows: "Covered Entity" shall mean (i) an entity in which BCI holds (or has the right to acquire) at least 35% of the equity or (ii) an entity in which BCI holds (or has the right to acquire) an equity interest which would result in BCI "controlling" such entity within the meaning of such term as it is used in Rule 405 of the Securities Act."

     5. The second sentence of Section 10.1 of the Merger Agreement is amended by substituting the following percentages for the percentages set forth in the Merger Agreement: Starbucks: 28.88%; Rosewood Capital, L.P.: 28.78%; Noah Alper:
15.84%; Dan Alper: 6.35%; Robert Polsky: 11%; and Bill Hughson: 9.15%.

     6. The portion of the second sentence of Section 10.1.7 of the Merger Agreement following the semi-colon is amended to read as follows:

     "provided that, in the event the Indemnifying Shareholders shall fail to initiate a timely defense of a claim, Einstein Bros. shall have the option to conduct the defense of such claim as it may in its discretion and in good faith deem proper, and the Indemnifying Shareholders shall have the right to retain legal counsel and to participate in the defense of such proceeding at their own expense."

     The portion of the last sentence of Section 10.1.7 of the Merger Agreement following the semi-colon is amended to read as follows:

     "provided that, in the event Einstein Bros. shall fail to initiate a timely defense of a claim, the Indemnifying Shareholders shall have the option to conduct the defense of such claim as they may in their discretion and in good faith deem proper, and Einstein Bros. shall have the right to retain legal counsel and to participate in the defense of such proceeding at its own expense."

     7. Section 11.2 of the Merger Agreement is amended to read in its entirety as follows:

     11.2 PAYMENT OF EXPENSES. The Shareholders shall pay all fees and expenses incurred by the Company or them in connection with this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses payable to Alex. Brown & Sons Incorporated; Cooley Godward Castro Huddleson & Tatum, counsel for the Company; Preston Gates & Ellis, representing Starbucks; and certain other professional advisors approved by the Company. The Shareholders have requested that Einstein Bros. pay on behalf of the Shareholders, from the consideration to be delivered in the Merger, the sum of $1,202,000 to Alex. Brown & Sons Incorporated. Other than the payments described in the preceding sentence, Einstein Bros. or Merger Sub shall have no responsibility for any fees and expenses incurred by the Company or the Shareholders in connection with this Agreement and the transactions contemplated hereby. Einstein Bros. shall pay all of the expenses incurred by it or Merger Sub in connection with this Agreement, including without limitation their legal and accounting fees and expenses, and the commissions, fees and expenses of any person employed or retained by them to bring about, or to represent them in, the transactions contemplated hereby.

     8. The Company has requested from Einstein Bros. and Merger Sub and Einstein Bros. and Merger Sub have requested from the Company and the Shareholders a waiver of the respective conditions set forth in Sections 7.7 and
8.8 of the Merger Agreement and each of the parties hereto hereby agrees to waive such conditions.

     9. The Company represents and warrants to Einstein Bros. and Merger Sub that the shareholders of the Company who have executed this Amendment own in the aggregate at least 75% of the aggregate number of outstanding shares of capital stock of the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.


                                             NOAH'S NEW YORK BAGELS, INC.

                                             By: /s/ Glenn Bacheller
                                                 -----------------------
                                             Title:   C.E.O.
                                                    --------------------

                                             EINSTEIN BROS. BAGELS, INC.

                                             By: Paul A. Strasen
                                                 -----------------------
                                             Title:  Vice President
                                                    --------------------

                                             NNYB ACQUISITION CORPORATION

                                             By: Paul A. Strasen
                                                 -----------------------
                                             Title:  President
                                                    --------------------

SHAREHOLDERS:

/s/ Noah C. Alper                                      /s/ Douglas P. Troy
- -----------------------                                -----------------------
Noah C. Alper                                          Douglas Troy

/s/ Robert D. Polsky                                   /s/ Barbara Musante
- -----------------------                                -----------------------
Daniel V. Alper                                        Barbara Musante

/s/ William B. Hughson                                 /s/ Paul Soulier
- -----------------------                                -----------------------
William B. Hughson                                     Paul Soulier

/s/ James Mizes                                        /s/ William Schrader
- -----------------------                                -----------------------
James Mizes                                            William Schrader

/s/ Nancy Hauge
- -----------------------
Nancy Hauge

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.


ROSEWOOD CAPITAL, L.P.

By: /s/ Authorized Signatory
    ----------------------------
Title: Principal
       -------------------------


STARBUCKS CORPORATION

By: /s/ Mark M. Casey
    -----------------------------
Title: Senior Vice President
       --------------------------

ALPER LIVING TRUST U/A/E 7/18/94

By: /s/ Noah C. Alper
    -----------------------------
    Noah C. Alper, Trustee

WILLIAM B. HUGHSON AND MARGARET A. HSIA REVOCABLE TRUST

By: /s/ William B. Hughson
    -----------------------------
    William B. Hughson, Trustee

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

                                                        /s/ Robert D. Polsky
                                                        ------------------------
                                                        Robert D. Polsky